Exhibit 3.2

SIXTH AMENDED AND RESTATED

OPERATING AGREEMENT

OF

COMPASS GROUP DIVERSIFIED HOLDINGS LLC

Dated as of August 3, 2021

i

v

This SIXTH AMENDED AND RESTATED OPERATING AGREEMENT (the “Agreement”) shall be effective as of August 3, 2021 and is entered into by Compass Diversified Holdings and Sostratus LLC, as Members hereunder and pursuant to the provisions of the Act as in effect on the date hereof. Such Members hereby agree to the amendment and restatement of the Fifth Amended and Restated Operating Agreement, effective as of December 6, 2016, which amended and restated the Fourth Amended and Restated Operating Agreement, effective as of January 1, 2012, which amended and restated the Third Amended and Restated Operating Agreement, effective as of November 1, 2010, which amended and restated the Second Amended and Restated Operating Agreement, effective as of January 9, 2007 which amended and restated the Amended and Restated Operating Agreement, dated as of April 25, 2006, which amended and restated the Operating Agreement, dated as of November 18, 2005 (the “Original Agreement”), as set forth herein. Capitalized terms used in this Agreement without definition shall have the respective meanings specified in Section 1.9 and, unless otherwise specified, article and section references used herein refer to Articles and Sections of this Agreement.

ARTICLE 1

THE COMPANY

Section 1.1    Formation. Pursuant to the terms of the Original Agreement, the Manager formed the Company as a limited liability company under and pursuant to the provisions of the Act and upon the terms and conditions set forth in the Original Agreement. The fact that the Certificate is on file in the office of the Secretary of State of the State of Delaware shall constitute notice that the Company is a limited liability company. The Manager shall be the designated “authorized person” of the Company within the meaning of the Act. The Manager shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business. The rights and liabilities of the Members are, and shall be, as provided under the Act, the Certificate and this Agreement.

Section 1.2    Name.

(a)    Subject to Section 1.2(b), the name of the Company shall continue to be Compass Group Diversified Holdings LLC and all business of the Company shall be conducted in such name or under any trade name or “doing business as” designation as the Board of Directors may, in its sole discretion, determine. The Board of Directors may change the name of the Company upon ten (10) Business Days’ written notice to the Members, which name change shall be effective upon the filing of a certificate of amendment of the Certificate with the Secretary of State of the State of Delaware, and an amendment of this Agreement (which amendment shall not require the consent of any Member or other Person notwithstanding any other provision of this Agreement).

(b)    The Board of Directors shall take all action and do all things necessary to give effect to Section 9.6 of the Management Services Agreement.

Section 1.3    Purpose; Powers; Company Not to Be an Investment Company; Prior Authorization of Actions Valid.

(a)    The purposes of the Company are (i) to conduct or promote any lawful business, purpose or activity permitted for a limited liability company of the State of Delaware under the Act, (ii) to make such additional investments and engage in such additional activities as the Board of Directors may approve, and (iii) to engage in any and all activities related or incidental to the purposes set forth in clauses (i) and (ii); provided, however, that the Company is not permitted to engage in any activities that would cause it to become an “investment company” as defined in Section 3(a)(1) of the Investment Company Act of 1940, as amended and as may be amended from time to time, or any successor provision thereto.

(b)    The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purposes of the Company set forth in this Section 1.3 and has, without limitation, any and all powers that may be exercised on behalf of the Company by the Board of Directors pursuant to Article 6 hereof.

(c)    Notwithstanding anything in this Agreement to the contrary, any actions and things (including the entering into and performance of any agreements or other documents) properly authorized, in the name and on behalf of the Company, by the Board of Directors as constituted at the time of any such authorization, whether prior to the date of this Agreement or under and in accordance with this Agreement, were, are and shall continue to be valid and duly authorized, and the Company shall continue to have the power and authority to take and do all such actions and things (including to enter into and perform all such agreements or other documents), whether or not such actions or things have already been taken or done (or such agreements or other documents entered into and/or performed), and regardless of whether the composition of the Board of Directors has changed.

(d)    The Company, and the Company on behalf of the Trust, is hereby authorized to execute, deliver and perform, and the Manager or any member of the Board of Directors or the Chief Executive Officer or the Chief Financial Officer, or any Person authorized by the Board of Directors on behalf of the Company, are hereby authorized to execute and deliver, the Management Services Agreements, the Trust Agreement and the other Transaction Documents (as such term is defined in the Original Agreement) and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any other Person notwithstanding any other provision of this Agreement. The foregoing authorizations shall not be deemed a restriction on the powers of the Manager or the Board of Directors to enter into (or for the Board of Directors to delegate to other Persons the power to enter into) other agreements on behalf of the Company.

Section 1.4    Principal Place of Business; Registered Office; Registered Agent. The principal executive offices of the Company are at 301 Riverside Avenue, Second Floor, Westport, CT 06880. The Board of Directors may change the principal executive offices of the Company to any other place within or without the State of Delaware upon written notice to the Members. The address of the Company’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company or any successor registered agent for service of process as shall be appointed by the Board of Directors in accordance with the Act. The Company may have such offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Company may from time to time require.

Section 1.5    Term. The term of the Company commenced on the date the Certificate was first filed in the Office of the Secretary of State of the State of Delaware in accordance with the Act and shall continue until the winding up of the Company is completed following a Dissolution Event, as provided in Article 14, and the Certificate is cancelled as provided in the Act.

Section 1.6    Filings.

(a)    The Board of Directors shall take any and all other actions, as may be reasonably necessary, to perfect and maintain the status of the Company as a limited liability company or other type of limited liability entity under the laws of the State of Delaware and under the laws of any other jurisdictions in which the Company engages in business, including causing the Company to prepare, execute and file such amendments to the Certificate and such other assumed name certificates, documents, instruments and publications as may be required by law, including, without limitation, action to reflect:

(i)    a change in the Company name; or

(ii)    a correction of false or erroneous statements in the Certificate to accurately represent the information contained therein.

(b)    Upon the dissolution and completion of the winding up of the Company in accordance with Article 14, the Board of Directors shall cause the Company to promptly execute and file a Certificate of Cancellation in accordance with the Act and the laws of any other jurisdiction in which the Board of Directors deems such filing necessary or advisable.

Section 1.7    Title to Property. All Property owned by the Company shall be owned by the Company as an entity and no Member shall have any ownership interest in such Property in its individual name, and each Member’s interest in the Company shall be personal property for all purposes. At all times after the Effective Date, the Company shall hold title to all of its Property in the name of the Company and not in the name of any Member.

Section 1.8    Payments of Individual Obligations. The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be Transferred or encumbered for, or in payment of, any individual obligation of any Member.

Section 1.9    Interpretations; Definitions.

(a)     Interpretations. For all purposes of this Agreement (as defined herein), except as otherwise expressly provided or unless the context otherwise requires:

(i)    the terms defined in this Section 1.9 have the meanings assigned to them in this Section and include the plural as well as the singular;

(ii)    unless the context otherwise requires, any reference to an “Article,” “Section” or an “Exhibit” refers to an Article, Section or an Exhibit, as the case may be, of this Agreement;

(iii)    the words “herein,” “hereinafter,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

(iv)    the term “including” is not limiting and means “including but not limited to”.

(b)    Definitions.

“Acquirer” has the meaning set forth in the Trust Agreement.

“Acquisition Exchange” has the meaning set forth in the Trust Agreement.

“Act” means the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as amended from time to time (or any corresponding provisions of succeeding law) and, for the avoidance of doubt, includes all applicable jurisprudence.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Allocation Year, after giving effect to the following adjustments:

(i)    credit to such Capital Account any amounts which such Member is deemed to be obligated to restore pursuant to the penultimate sentence in each of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

(ii)    debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Regulations.

The foregoing definition of “Adjusted Capital Account Deficit” is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

“Adjusted Net Assets” shall be equal to, with respect to any Person as of any date, the sum of (i) such Person’s consolidated total assets (as determined in accordance with GAAP) as of such date, plus (ii) the absolute amount of consolidated accumulated amortization of intangibles of such Person (as determined in accordance with GAAP) as of such date, minus (iii) the absolute amount of Adjusted Total Liabilities of such Person as of such date.

“Adjusted Profit Distribution Amount” has the meaning set forth in Section 5.2(b).

“Adjusted Total Liabilities” shall be equal to, with respect to any Person as of any date, such Person’s consolidated total liabilities (as determined in accordance with GAAP) as of such date, after excluding the effect of any outstanding indebtedness of such Person.

“Administrator” means, as of any Calculation Date, (i) the Manager as of such Calculation Date, and (ii) if there is no Manager, the Chief Financial Officer in all other cases.

“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person or (ii) any officer, director, general member, member or trustee of such Person. For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean, with respect to any Persons, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least fifty percent (50%) of the directors, managers, general members or Persons exercising similar authority with respect to such Person.

“Agreement” has the meaning set forth in the introductory paragraph hereof.

“Allocated Share of Company Overhead” means, with respect to any Profit Distribution Subsidiary during any Measurement Period as of any Calculation Date, the aggregate amount of such Profit Distribution Subsidiary’s Quarterly Share of Company Overhead for each Fiscal Quarter ending during such Measurement Period.

“Allocation Interests” means the limited liability company interests in the Company designated under the Original Agreement as the “Class B Interests” and subsequently redesignated as “Allocation Interests”, as authorized pursuant to Section 3.1(b), and having the rights provided herein.

“Allocation Interest Certificate” means a certificate representing Allocation Interests substantially in the form attached hereto as Exhibit A.

“Allocation Member” means the holder of the Allocation Interests, in its capacity as a Member.

“Allocation Year” means (i) the period commencing on the Effective Date and ending on December 31, 2005, (ii) any subsequent twelve (12)-month period commencing on January 1 and ending on December 31, or (iii) any portion of the period described in clause (i) or (ii) above for which the Company is required to allocate Profits, Losses and other items of Company income, gain, loss or deduction pursuant to Article 4.

“Applicable Listing Rules” means the applicable rules, if any, of the principal U.S. securities exchange or the New York Stock Exchange, as the case may be, on which the Trust Shares or Trust Interests, as applicable, are listed or quoted, as the case may be.

“Appointed Director” has the meaning set forth in Section 6.4.

“Approved Profit Distribution” has the meaning set forth in Section 5.2(c).

“Approved Profit Distribution Payment Date” means, with respect to any Calculation Date, ten (10) Business Days after the date upon which the Approved Profit Distribution as of such Calculation Date is deemed approved in accordance with Sections 5.2(c) or 5.2(d).

“Associate” has the meaning ascribed to such term in Rule 12b-2 of the rules promulgated under the Exchange Act.

“Audit Committee” means the Audit Committee of the Board of Directors established pursuant to Section 6.18(a)(ii).

“Average Allocated Share of Consolidated Equity” shall be equal to, with respect to any Profit Distribution Subsidiary during any Measurement Period as of any Calculation Date, the average (i.e. the arithmetic mean) of the Profit Distribution Subsidiary’s Quarterly Allocated Share of Consolidated Equity for each Fiscal Quarter ending during such Measurement Period.

“BBA” has the meaning set forth in Section 11.4(a).

“Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 of the Rules and Regulations promulgated under the Exchange Act.

“Board” or “Board of Directors” means the Board of Directors referred to in Article 6.

“Business Combination” means:

(i)    any merger or consolidation of the Company or any Subsidiary thereof with (A) an Interested Shareholder, or (B) any other Person (whether or not itself an Interested Shareholder) that is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Shareholder; or

(ii)    any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with, or proposed by or on behalf of, an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder of any property or assets of the Company or any Subsidiary thereof having an aggregate Fair Market Value as of the date of the consummation of the transaction giving rise to the Business Combination of not less than ten percent (10%) of the Net Investment Value as of such date; or

(iii)    the issuance or transfer by the Trust, the Company or any Subsidiary thereof (in one transaction or a series of transactions) of any securities of the Trust, the Company or any Subsidiary thereof to, or proposed by or on behalf of, an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value as of the date of the consummation of the transaction giving rise to the Business Combination of not less than ten percent (10%) of the Net Investment Value as of such date; or

(iv)    any spin-off or split-up of any kind of the Company or any Subsidiary thereof, proposed by or on behalf of an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder; or

(v)    any reclassification of the Trust Interests or securities of a Subsidiary of the Company (including any reverse split of Trust Interests or such securities) or recapitalization of the Company or such Subsidiary, or any merger or consolidation of the Company or such Subsidiary with any other Subsidiary thereof, or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder), that has the effect, directly or indirectly, of increasing the proportionate share of (A) Outstanding LLC Interests or such securities or securities of such Subsidiary which are beneficially owned by an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder or (B) any securities of the Company or such Subsidiary that are convertible into or exchangeable for Trust Interests or such securities of such Subsidiary, that are directly or indirectly owned by an Interested Shareholder or any of its Affiliates or Associates; or

(vi)    any agreement, contract or other arrangement providing for any one or more of the actions specified in clauses (i) through (v) above.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in The City of New York are required, permitted or authorized, by applicable law or executive order, to be closed for regular banking business.

“Calculation Date” means, with respect to any Trigger Event, the last day of the Fiscal Quarter in which such Trigger Event occurs.

“Capital Account” means, with respect to any Member, the Capital Account established and maintained for such Member by the Company in accordance with the following provisions:

(i)    to each Member’s Capital Account there shall be credited (A) such Member’s Capital Contributions (net of any liabilities relating to such Property), and (B) such Member’s distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Sections 4.3 or 4.4;

(ii)    to each Member’s Capital Account there shall be debited (A) the amount of money and the Gross Asset Value of any Property distributed to such Member pursuant to any provision of this Agreement (net of any liabilities relating to such Property), and (B) such Member’s distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Sections 4.3 or 4.4;

(iii)    in the event LLC Interests are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred LLC Interests; and

(iv)    in determining the amount of any liability for purposes of subparagraphs (i) and (ii) above, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and the Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Board of Directors shall determine that it is prudent to modify the manner in which the Capital Accounts or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Members) are computed in order to comply with such Regulations, the Board of Directors may make such modification; provided, that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Article 14 upon the dissolution of the Company. The Board of Directors also shall (i) make any adjustments that are necessary or appropriate to maintain equality among the Capital Accounts of the Members and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b). The Manager may maintain separate Capital Accounts with respect to the Trust Preferred Interests and the Trust Common Interests if it determines it is necessary to properly maintain the economic expectations for each class of LLC Interests.

“Capital Contributions” means, with respect to any Member, the amount of money and the initial Gross Asset Value of any Property (other than money) net of any liabilities relating to such Property contributed to the Company with respect to the LLC Interests of the Company held or subscribed for by such Member.

“Capital Gains” (i) shall mean, with respect to any Person, capital gains (as determined in accordance with GAAP) that are calculated in connection with the sale of capital stock or assets of such Person and which gave rise to a Sale Event and the calculation of the Profit Distribution Amount, and (ii) shall be equal to the amount, adjusted for minority interests, by which (x) the net sales price of such capital stock or assets, as the case may be, exceeded (y) the net book value (as determined in accordance with GAAP) of such capital stock or assets, as the case may be, at the time of such sale thereof, as reflected on the Company’s consolidated balance sheet prepared in accordance with GAAP; provided, that such amount shall not be less than zero.

“Capital Losses” (i) shall mean, with respect to any Person, capital losses (as determined in accordance with GAAP) that are calculated in connection with the sale of capital stock or assets of such person and which gave rise to a Sale Event and the calculation of the Profit Distribution Amount, and (ii) shall be equal to the amount, adjusted for minority interests, by which (x) the net book value (as determined in accordance with GAAP) of such capital stock or assets, as the case may be, at the time of such sale thereof, as reflected on the Company’s consolidated balance sheet prepared in accordance with GAAP, exceeded (y) the net sales price of such capital stock or assets, as the case may be; provided, that the absolute amount shall not be less than zero.

“Cash Available for Distribution” means, for any period, the sum of (i) gross cash proceeds of the Company for such period (which includes the proceeds of borrowings by the Company) minus (ii) the portion thereof used to pay or establish reserves for Company expenses, debt payments, capital improvements, replacements and contingencies, in each case, as determined by the Board of Directors. “Cash Available for Distribution” shall not be reduced by depreciation, amortization, cost recovery deductions or similar allowances, but shall be increased by any reductions of reserves described in clause (ii) of the prior sentence.

“Certificate” means the certificate of formation of the Company filed with the Secretary of State of the State of Delaware pursuant to the Act on November 18, 2005, as originally executed and amended, modified, supplemented or restated from time to time as the context requires.

“Certificate of Cancellation” means a certificate of cancellation of the Certificate filed in accordance with 6 Del. C. § 18-203.

“Chairman” means the director designated or nominated and elected, as the case may be, as Chairman of the Board of Directors, in accordance with Section 6.9, with such powers and duties as are set forth in Section 6.10.

“Chief Executive Officer” means the Chief Executive Officer of the Company, including any interim Chief Executive Officer of the Company, with such powers and duties as are set forth in Section 7.4.

“Chief Financial Officer” means the Chief Financial Officer of the Company, including any interim Chief Financial Officer of the Company, with such powers and duties as are set forth in Section 7.5.

“Closing Price” means, as of any date:

(i)    the closing sale price (or, if no closing price is reported, the last reported sale price) of one Trust Share on the New York Stock Exchange on such date;

(ii)    if the Trust Shares are not so quoted on the New York Stock Exchange on any such date, the last reported sale price as reported in the composite transactions for the principal U.S. securities exchange on which the Trust Shares are so listed on such date;

(iii)    if the Trust Shares are not so reported, the last quoted bid price for the Trust Shares in the over-the-counter market as reported by the National Quotation Bureau or a similar organization on such date; or

(iv)    if the Trust Shares are not so quoted, the average of the midpoint of the last bid and ask prices for the Trust Shares from at least three nationally recognized investment banking firms that the Company selects for such purpose on such date.

“Code” means the United States Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section of the Code shall be deemed to include a reference to any corresponding provision of law in effect in the future.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Shares” has the meaning set forth in the Trust Agreement.

“Company” means the limited liability company formed pursuant to the Original Agreement and the Certificate, and continued pursuant to this Agreement.

“Company Minimum Gain” has the same meaning as the term “partnership minimum gain” in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

“Company Only Financial Statements” means, with respect to any accounting period, the unconsolidated financial statements of the Company prepared in accordance with GAAP.

“Compensation Committee” means the Compensation Committee of the Board of Directors established pursuant to Section 6.18(a)(iii).

“Consolidated Net Equity” shall be equal to, with respect to the Company as of any date, the sum of (i) the Company’s consolidated total assets (as determined in accordance with GAAP) as of such date, plus (ii) the aggregate amount of assets impairments (as determined in accordance with GAAP) that were taken relating to any Subsidiaries of the Company as of such date, plus (iii) the consolidated accumulated amortization of intangibles (as determined in accordance with GAAP) of the Company as of such date, minus (iv) the Company’s consolidated total liabilities (as determined in accordance with GAAP) as of such date.

“Continuing Director” means (i) any director of the Company who (A) is neither the Interested Shareholder involved in the Business Combination as to which a determination of Continuing Directors is provided hereunder, nor an Affiliate, Associate, employee, agent or nominee of such Interested Shareholder, or a relative of any of the foregoing, and (B) was a member of the Board of Directors prior to the time that such Interested Shareholder became an Interested Shareholder, or (ii) any successor of a Continuing Director described in clause (i) above who is recommended or elected to succeed a Continuing Director by the affirmative vote of a majority of Continuing Directors then on the Board of Directors.

“Contribution-Based Profits” shall be equal to, with respect to any Profit Distribution Subsidiary for any Measurement Period as of any Calculation Date, the sum of (i) the aggregate amount of such Profit Distribution Subsidiary’s net income (loss) (as determined in accordance with GAAP and adjusted for minority interests) with respect to such Measurement Period (without giving effect to any Capital Gains or Capital Losses realized by such Profit Distribution Subsidiary that arise with respect to the sale of capital stock or assets held by such Profit Distribution Subsidiary and which gave rise to a Sale Event and a calculation of Profit Distribution Amount to the extent included in the calculation of such Profit Distribution Subsidiary’s net income (loss)), plus (ii) the absolute aggregate amount of such Profit Distribution Subsidiary’s Loan Expense with respect to such Measurement Period, minus (iii) the absolute aggregate amount of such Profit Distribution Subsidiary’s Allocated Share of Company Overhead with respect to such Measurement Period.

“Control Date” means the date upon which the Acquirer becomes the Beneficial Owner of at least 90% of the Outstanding Trust Interests.

“Corresponding Trust Shares” has the meaning set forth in Section 3.1(a)(i).

“Cumulative Capital Gains” shall be equal to, as of any Calculation Date, the aggregate amount of Capital Gains realized by the Company as of such calculation date, after giving effect to any Capital Gains realized by the Company on such Calculation Date, since its inception.

“Cumulative Capital Losses” shall be equal to, as of any Calculation Date, the aggregate amount of Capital Losses realized by the Company, after giving effect to any Capital Losses realized by the Company on such Calculation Date, since its inception.

“Cumulative Gains and Losses” shall be equal to, with respect to the Company as of any Calculation Date, an amount equal to the sum of (i) the amount of Cumulative Capital Gains as of such Calculation Date, minus (ii) the absolute amount of Cumulative Capital Losses as of such Calculation Date.

“Current Board” has the meaning set forth in Section 6.1.

“Current Director” has the meaning set forth in Section 6.1.

“Debt” means (i) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by a note, bonds or other instruments, (ii) obligations as lessee under capital leases, (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the Company, whether or not the Company has assumed or become liable for the obligations secured thereby, (iv) any obligation under any interest rate swap agreement, (v) accounts payable, and (vi) obligations under direct or indirect guarantees of (including obligations, contingent or otherwise, to assure a creditor against loss in respect of) indebtedness or obligations of the kinds referred to in clauses (i), (ii), (iii), (iv) and (v) above; provided, that Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Company’s business and are not delinquent or are being contested in good faith by appropriate proceedings.

“DGCL” means the Delaware General Corporation Law, 8 Del. C. §§ 101 et seq., as amended from time to time (or any corresponding provisions of succeeding law) and, for the avoidance of doubt, includes all applicable jurisprudence.

“Direct Company Expenses” means, with respect to any period, that portion of the Company’s operating expenses (including any management fees paid by the Company) for such period that are not incurred with respect to any Subsidiary for such period.

“Disputed Profit Distribution” has the meaning set forth in Section 5.2(c).

“Disputed Profit Distribution Date” has the meaning set forth in Section 5.2(c).

“Disputed Profit Distribution Payment Date” means, with respect to any Calculation Date, (i) if the Administrator does not disagree with the Audit Committee’s calculation of Disputed Profit Distribution in accordance with Section 5.2(e)(i)(B), ten (10) Business Days after the Disputed Profit Distribution Date as of such Calculation Date or (ii) in all other cases, twenty-one (21) Business Days after the Disputed Profit Distribution Date as of such Calculation Date.

“Distribution Entitlement” has the meaning set forth in Section 5.2(l).

“Distribution Entitlement Amount” shall be equal to, as of any date of a Distribution Entitlement Notice, the sum of (i) the aggregate amount of all Distribution Entitlements elected to be such by the Allocation Member on all Profit Distribution Payment Dates occurring prior to the date of such Distribution Entitlement Notice, minus (ii) the aggregate amount of all Distribution Entitlement Payments paid by the Company to the Allocation Member on all Distribution Entitlement Payment Dates occurring prior to the date of such Distribution Entitlement Notice.

“Distribution Entitlement Notice” has the meaning set forth in Section 5.2(l).

“Distribution Entitlement Payment” has the meaning set forth in Section 5.2(l).

“Distribution Entitlement Payment Date” has the meaning set forth in Section 5.2(l).

“Disinterested Director” means a director of the Company who is not and was not a party to the proceeding or matter in respect of which indemnification is sought by the claimant.

“Dissolution Event” has the meaning set forth in Section 14.1.

“Effective Date” means November 18, 2005, being the date of the effectiveness of the filing of the Certificate.

“Election Period” means, with respect to any Holding Date or anniversary thereof, the 30-day period immediately following such Holding Date or anniversary thereof.

“Entire Board of Directors” has the meaning set forth in Section 6.17.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date:

(i)     in the case of any equity securities, the average of the closing sale prices for such equity securities during the ten (10) Business Days immediately preceding such date:

(A)    as reported in composite transactions by the New York Stock Exchange;

(B)    if such equity securities are not so reported by the New York Stock Exchange, as reported in the composite transactions for the principal U.S. securities exchange on which such equity securities are so listed;

(C)    if such equity securities are not so reported, the last quoted bid price for such equity securities, in the over-the-counter market as reported by the National Quotation Bureau or a similar organization; or

(ii)    if such equity securities are not so reported, quoted or listed, or in the case of any other Property, the fair market value of such equity securities or such Property as of such date as determined by a majority of the Board of Directors in good faith; provided, that if the Allocation Member shall dispute any such determination of fair market value by the Board of Directors, fair market value shall be determined instead by the investment banking or professional valuation firm selected by the Board of Directors from among no fewer than three qualified candidates provided by the Allocation Member.

“Fiscal Quarter” means the Company’s fiscal quarter for purposes of its reporting obligations under the Exchange Act.

“Fiscal Year” means the Company’s fiscal year for purposes of its reporting obligations under the Exchange Act.

“Future Investments” means contractual commitments to invest represented by definitive agreements.

“GAAP” means generally accepted accounting principles then in effect in the United States, consistently applied.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for U.S. federal income tax purposes, except as follows:

(i)    the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Board of Directors;

(ii)    the Gross Asset Values of all Company assets shall be adjusted by the Tax Matters Member to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the Tax Matters Member as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of Company Property as consideration for an interest in the Company; (C) in connection with the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a partner capacity or by a new Member acting in a partner capacity or in anticipation of being a Member; (D) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) or (E) upon the declaration of a Holding Event; provided, that an adjustment described in clauses (A) through (C) of this subparagraph (ii) shall be made only if the Tax Matters Member reasonably determines that such adjustment is necessary to reflect the relative economic interests of the Members in the Company;

(iii)    the Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution, as determined by the Tax Matters Member; and

(iv)    the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of “Profits” and “Losses”; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

“High Water Mark” means, as of any Calculation Date, the highest positive amount of the Company’s Cumulative Gains and Losses as of such Calculation Date that were calculated in connection with any Qualifying Trigger Event that occurred prior to such Calculation Date.

“High Water Mark Allocation” shall be equal to, as of any Calculation Date, the product of (i) the amount of the High Water Mark as of such Calculation Date, multiplied by (ii) 20%.

“Holding Date” means, with respect to any Subsidiary, the fifth anniversary of the date upon which the Company acquired a controlling interest in such Subsidiary; provided, that if the Allocation Member has previously elected that a Holding Event has occurred with respect to any Subsidiary, then Holding Date shall mean, with respect to such Subsidiary, the fifth anniversary of the Calculation Date with respect to such previously elected Holding Event.

“Holding Event” means, with respect to any Subsidiary, (i) the election by the Allocation Member on or after the Holding Date with respect to such Subsidiary that a Holding Event has occurred; provided, that the Allocation Member must make such election during the Election Period with respect to such Holding Date, or (ii) the election by the Allocation Member on or after each anniversary of any Holding Date with respect to such Subsidiary that a Holding Event has occurred; provided, that the Allocation Member must make such election during the Election Period with respect to such anniversary of such Holding Date.

“Independent Director” means a director who (i) (a) is not an officer or employee of the Company, or an officer, director or employee of any Subsidiary of the Company, (b) was not appointed as a director by the Allocation Member, and (c) for so long as the Management Services Agreement is in effect, is not affiliated with the Manager or any of its Affiliates, and (ii) who satisfies the independence requirements under the Applicable Listing Rules as determined by the Board of Directors.

“Independently Calculated Profit Distribution” has the meaning set forth in Section 5.2(d).

“Independently Calculated Profit Distribution Payment Date” means, with respect to any Calculation Date, ten (10) Business Days after the receipt by the Administrator and the Audit Committee of the calculation of Profit Distribution Amount as of such Calculation Date by the independent accounting firm in accordance with Section 5.2(d).

“Initial Public Offering” means the initial public offering of Trust Shares by the Trust on May 16, 2006.

“Interested Shareholder” means any Person (other than the Manager, the Members, the Company or any Subsidiary of the Company, any employee benefit plan maintained by the Company or any Subsidiary thereof or any trustee or fiduciary with respect to any such plan when acting in such capacity) that:

(i)    is, or was at any time within the three-year period immediately prior to the date in question, the Beneficial Owner of fifteen percent (15%) or more of the then Outstanding Voting Trust Interests and who did not become the Beneficial Owner of such amount of Trust Interests pursuant to a transaction that was approved by the affirmative vote of a majority of the Entire Board of Directors; or

(ii)    is an assignee of, or has otherwise succeeded to, any Trust Interests of which an Interested Shareholder was the Beneficial Owner at any time within the three-year period immediately prior to the date in question, if such assignment or succession occurred in the course of a transaction, or series of transactions, not involving a public offering within the meaning of the Securities Act.

For the purpose of determining whether a Person is an Interested Shareholder, the Trust Interests that may be issuable or exchangeable by the Company to the Interested Shareholder pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, warrants or options, or otherwise, shall be included, but not any other Trust Interests that may be issuable or exchangeable by the Company pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, warrants or options, or otherwise, to any Person who is not the Interested Shareholder.

“IPO Entity” has the meaning set forth in Section 5.2(b).

“IPO Event” has the meaning set forth in Section 5.2(b).

“Issuance Items” has the meaning set forth in Section 4.3(g).

“Level 1 Hurdle Amount” shall be equal to, with respect to any Profit Distribution Subsidiary as of any Calculation Date, the product of (i) (x) 1.75% multiplied by (y)

the number of Fiscal Quarters ending during the Measurement Period with respect to such Profit Distribution Subsidiary as of such Calculation Date, multiplied by (ii) such Profit Distribution Subsidiary’s Average Allocated Share of Consolidated Equity for each Fiscal Quarter ending during such Measurement Period.

“Level 2 Hurdle Amount” shall be equal to, with respect to any Profit Distribution Subsidiary as of any Calculation Date, the product of (i) (x) 2.1875%, multiplied by (y) the number of Fiscal Quarters ending during the Measurement Period with respect to such Profit Distribution Subsidiary as of such Calculation Date, multiplied by (ii) such Profit Distribution Subsidiary’s Average Allocated Share of Consolidated Equity for each Fiscal Quarter ending during such Measurement Period.

“Liquidation Period” has the meaning set forth in Section 14.7.

“Liquidator” means a Person appointed by the Board of Directors to oversee the winding up of the Company.

“LLC Interests” means, collectively, the Trust Interests and the Allocation Interests.

“Loan Expense” means, with respect to any Profit Distribution Subsidiary for any Measurement Period as of any Calculation Date, the aggregate amount of all interest or other expenses paid by such Profit Distribution Subsidiary with respect to indebtedness of such Profit Distribution Subsidiary to either the Company or other Subsidiaries of the Company with respect to such Measurement Period.

“Losses” has the meaning set forth in the definition of “Profits” and “Losses” below.

“Management Fee” means the management fee payable by the Company pursuant to the Management Services Agreement with respect to the provision of management services to the Company.

“Management Services Agreement” means the Management Services Agreement, dated as of May 16, 2006, as amended and as may be further amended from time to time hereafter, entered into by and between the Company and the Manager.

“Manager” means Compass Group Management LLC, and any successor thereto.

“Market Value” means, as of any date, the product of (1) the average number of, if the Trust is in existence as of such date, Trust Shares or, if the Trust is not in existence as of such date, Trust Interests, as applicable, issued and Outstanding, other than treasury shares or treasury Trust Interests, as applicable, during the last fifteen (15) Business Days of the most recently completed Fiscal Quarter as of such date multiplied by (2) the volume weighted average trading price per Trust Share or per Trust Interest, as applicable, as determined by reference to the relevant securities exchange identified in clause (i) of the definition of Fair Market Value, over such fifteen (15) Business Days.

“Measurement Period” means, with respect to any Profit Distribution Subsidiary as of any Calculation Date, the period from and including the later of: (i) the date upon which the Company acquired a controlling interest in such Profit Distribution Subsidiary and (ii) the immediately preceding Calculation Date as of which Contribution-Based Profits were calculated with respect to such Profit Distribution Subsidiary and with respect to which Profit Distributions were paid (or, at the election of the Allocation Member, deferred) by the Company, up to and including such Calculation Date.

“Member” means, as of any date, any holder of Trust Interests or Allocation Interests, as of such date.

“Member Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Section 1.704-2(b)(4) of the Regulations.

“Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

“Member Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

“Member Section 9.8 Director Nomination Notice” has the meaning set forth in Section 9.8(a)(ii).

“Member Section 9.8 Other Business Notice” has the meaning set forth in Section 9.8(a)(ii).

“Net Investment Value” means, as of any date, the sum of:

(i)    the Market Value as of such date; plus

(ii)    the amount of any borrowings (other than intercompany borrowings) of the Company and its Subsidiaries (but not including borrowings on behalf of any Subsidiary of such Subsidiaries) as of such date; plus

(iii)    the value of Future Investments of the Company and/or any of its Subsidiaries other than cash or cash equivalents, as calculated by the Allocation Member and approved by a majority of the Continuing Directors as of such date; provided, that such Future Investments have not been outstanding for more than two consecutive full Fiscal Quarters as of such date; less

(iv)    the aggregate amount held by the Company and its Subsidiaries in cash or cash equivalents (but not including cash or cash equivalents held specifically for the benefit of any Subsidiary of such Subsidiaries) as of such date.

“Net Long Term Capital Gain” has the meaning set forth in Code Section 1222(7).

“New York Stock Exchange” means the New York Stock Exchange or any successor thereto.

“Nominating and Governance Committee” means the Nominating and Governance Committee of the Board of Directors established pursuant to Section 6.18(a)(i).

“Nonrecourse Deductions” has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

“Nonrecourse Liability” has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

“Offer Price” means, as of any Control Date, the average Closing Price per Trust Share or Trust Interest, as applicable, on the twenty (20) Business Days immediately prior to, but not including, such Control Date.

“Original Agreement” has the meaning set forth in the introductory paragraph hereof.

“Outstanding” means, as of any date, with respect to any security theretofore issued by the Company, except:

(i)    such securities as represented by certificates or electronic positions evidencing such securities that have been canceled or delivered for cancellation; and

(ii)    such security as represented by certificates or electronic positions that have been exchanged for or in lieu of which other securities have been executed and delivered pursuant to Section 3.5.

“Overhead” shall be equal to, with respect to the Company for any Fiscal Quarter, the sum of (i) that portion of the Company’s operating expenses (as determined in accordance with GAAP) (without giving effect to any expense attributable to the accrual or payment of any amount of Profit Distribution to the extent included in the calculation of the Company’s operating expenses), including any Management Fees actually paid by the Company to the Manager, with respect to such Fiscal Quarter that are not attributable to any Subsidiary of the Company (i.e., operating expenses that do not correspond to operating expenses of a Subsidiary of the Company with respect to such Fiscal Quarter), plus (ii) the Company’s accrued interest expense (as determined in accordance with GAAP) on any outstanding Third Party Indebtedness of the Company with respect to such Fiscal Quarter, minus (iii) revenue, interest income and other income reflected in the Company Only Financial Statements.

“Over-Paid Profit Distributions” shall be equal to, as of any Calculation Date, the amount by which (i) the aggregate amount of Profit Distributions that were actually paid by the Company with respect to all Profit Distribution Payment Dates immediately preceding such Calculation Date, exceeded (ii) the aggregate amount of Profit Distributions that were actually due and payable by the Company with respect to all such Profit Distribution Payment Dates, as determined in accordance with Section 5.2; provided, that such amount shall not be less than zero.

“Percentage Interest” means, as of any date of determination, (a) with respect to any Member as to such Member’s Trust Common Interests, the ratio (expressed as a percentage) of the number of Trust Common Interests held by such Member on such date relative to the aggregate number of Trust Common Interests then Outstanding as of such date, (b) with respect to any Member as to such Member’s Trust Preferred Interests, the percentage established for such Preferred Trust Interests by the Board of Directors in the relevant Trust Interest Designation as a part of the issuance of such Preferred Trust Interests, and (c) with respect to any Member as to such Member’s Allocation Interests, the ratio (expressed as a percentage) of the number of Allocation Interests held by such Member on such date relative to the aggregate number of Allocation Interests then Outstanding as of such date.

“Person” means any individual, partnership (whether general or limited), limited liability company, corporation, trust, estate, association, nominee or other entity.

“Profit Distribution” means, as of any Calculation Date, any Approved Profit Distribution as of such Calculation Date, Disputed Profit Distribution as of such Calculation Date, the Independently Calculated Profit Distribution as of such Calculation Date or the Profit Distribution Amount as of such Calculation Date, originally submitted to the Audit Committee by the Administrator pursuant to Section 5.2(c), as the case may be. For the avoidance of doubt, Profit Distribution shall also mean any portion of the foregoing payable on any applicable Profit Distribution Payment Date, including any Independently Calculated Profit Distribution Payment Date or Submission Failure Payment Date, as the case may be.

“Profit Distribution Amount” shall be equal to, with respect to any Profit Distribution Subsidiary as of any Calculation Date, the sum of (i) the amount by which Total Profit Allocation with respect to such Profit Distribution Subsidiary as of such Calculation Date exceeds such Profit Distribution Subsidiary’s Level 1 Hurdle Amount as of such Calculation Date but is less than such Profit Distribution Subsidiary’s Level 2 Hurdle Amount as of such Calculation Date, plus (ii) the product of (x) the amount by which Total Profit Allocation with respect to such Profit Distribution Subsidiary as of such Calculation Date exceeds such Profit Distribution Subsidiary’s Level 2 Hurdle Amount as of such Calculation Date, multiplied by (y) 20%, minus (iii) the High Water Mark Allocation, if any, as of such Calculation Date.

“Profit Distribution Payment Date” means any Approved Profit Distribution Payment Date, as of any Calculation Date, with respect to Approved Profit Distribution, any Disputed Profit Distribution Payment Date, as of any Calculation Date, with respect to Disputed Profit Distribution, any Submission Failure Payment Date, as of any Calculation Date, with respect to Approved Profit Distribution, or any Independently Calculated Profit Distribution Payment Date, as of any Calculation Date, with respect to the Independently Calculated Profit Distribution, as the case may be.

“Profit Distribution Subsidiary” has the meaning set forth in Section 5.2(b).

“Profits” and “Losses” mean, for each Allocation Year, an amount equal to the Company’s taxable income or loss for such Allocation Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

(i)    any income of the Company that is exempt from U.S. federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss;

(ii)    any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from such taxable income or loss;

(iii)    in the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses;

(iv)    gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for U.S. federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value;

(v)    to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

(vi)    notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Sections 4.3 or 4.4 shall not be taken into account in computing Profits or Losses.

The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 4.3 and 4.4 shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (v) above.

“Property” means all real and personal property acquired by the Company, including cash, and any improvements thereto, and shall include both tangible and intangible property.

“Proposing Member” has the meaning set forth in Section 9.8(a)(ii).

“Qualifying Trigger Event” means any Trigger Event with respect to a Profit Distribution Subsidiary (i) that gave rise to the calculation of Total Profit Allocation with respect to such Profit Distribution Subsidiary as of any Calculation Date and (ii) where the amount of Total Profit Allocation so calculated as of such Calculation Date exceeded such Profit Distribution Subsidiary’s Level 2 Hurdle Amount as of such Calculation Date.

“Quarterly Allocated Share of Consolidated Equity” shall be equal to, with respect to any Profit Distribution Subsidiary for any Fiscal Quarter, the product of (i) the Company’s Consolidated Net Equity as of the last day of such Fiscal Quarter, multiplied by (ii) a fraction, the numerator of which is such Profit Distribution Subsidiary’s Adjusted Net Assets as of the last day of such Fiscal Quarter and the denominator of which is the sum of the Adjusted Net Assets of all of the Subsidiaries owned by us as of the last day of such Fiscal Quarter.

“Quarterly Share of Company Overhead” shall be equal to, with respect to any Profit Distribution Subsidiary for any Fiscal Quarter, the product of (i) the absolute amount of the Company’s Overhead with respect to such Fiscal Quarter, multiplied by (ii) a fraction, the numerator of which is such Profit Distribution Subsidiary’s Adjusted Net Assets as of the last day of such Fiscal Quarter and the denominator of which is the sum of the Adjusted Net Assets of all of the Subsidiaries owned by us as of the last day of such Fiscal Quarter.

“Register” has the meaning set forth in Section 3.3.

“Regular Trustees” has the meaning set forth in the Trust Agreement.

“Regulations” means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations are amended from time to time.

“Regulatory Allocations” has the meaning set forth in Section 4.4.

“Rules and Regulations” means the rules and regulations promulgated under the Exchange Act or the Securities Act.

“Sale Event” means, with respect to any Subsidiary, the sale of a material amount, as determined by the Allocation Member and consented to by a majority of the Board of Directors, such consent not to be unreasonably withheld, conditioned or delayed, of the capital stock or assets of such Subsidiary or a Subsidiary of such Subsidiary.

“Secretary” means the Secretary of the Company, with such powers and duties as set forth in Section 7.7.

“Securities Act” means the Securities Act of 1933, as amended.

“Submission Date” has the meaning set forth in Section 5.2(d).

“Submission Failure Payment Date” means, with respect to any Calculation Date, ten (10) Business Date after the Submission Date with respect to such Calculation Date.

“Subsidiary” means, with respect to any Person, any corporation, company, joint venture, limited liability company, association or other Person in which such Person owns, directly or indirectly, more than 50% of the Outstanding equity securities or interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such Person.

“Tax Distribution” has the meaning set forth in Section 5.2(h).

“Tax Distribution Payment Date” has the meaning set forth in Section 5.2(h).

“Tax Matters Member” has the meaning set forth in Section 11.4(a).

“Third Party Indebtedness” means, with respect to any Person, indebtedness of such Person owed to any third party lenders that are not Affiliated with such Person.

“Total Profit Allocation” shall be equal to, with respect to any Profit Distribution Subsidiary as of any Calculation Date, the sum of (i) the Contribution-Based Profits of such Profit Distribution Subsidiary for the Measurement Period with respect to such Profit Distribution Subsidiary as of such Calculation Date, plus (ii) if the Trigger Event underlying the calculation of Total Profit Allocation as of such Calculation Date is a Sale Event, the Company’s Cumulative Gains and Losses as of such Calculation Date.

“Transfer” means, as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition and, as a verb, voluntarily or involuntarily to transfer, sell, pledge or hypothecate or otherwise dispose of.

“Transfer Agent” means, with respect to the Trust Shares and the LLC Interests, Broadridge Corporate Issuer Solutions, Inc., or any successor(s) thereto.

“Trigger Event” means, with respect to any Subsidiary, the occurrence of either a Sale Event or a Holding Event with respect to such Subsidiary.

“Trust” means Compass Diversified Holdings, a Delaware statutory trust.

“Trust Agreement” means the Third Amended and Restated Trust Agreement, dated as of the date hereof, entered into by and among the Company and BNY Mellon Trust of Delaware, a Delaware banking corporation, as property trustee, and the Regular Trustees.

“Trust Common Interests” means any Trust Interests that are not Trust Preferred Interests.

“Trust Interest Certificates” means, with respect to Trust Common Interests, a certificate substantially in the form attached hereto as Exhibit A and, with respect to Trust Preferred Interests, such certificates, if any, as specified in the applicable Trust Interest Designation.

“Trust Interest Designation” has the meaning assigned to such term in Section 3.1(a).

“Trust Interests” means limited liability company interests issued by the Company that evidence a Member’s rights, powers and duties with respect to the Company pursuant to this Agreement and the Act, other than Allocation Interests. Trust Interests may be Trust Common Interests or Trust Preferred Interests, and may be issued in one or more series or, in the case of Trust Preferred Interests, classes.

“Trust Member” means any holder of a Trust Interest, in its capacity as a Member.

“Trust Preferred Interests” means a class or series of limited liability interests in the Company that entitles the Person in whose name such limited liability interests are registered on the books that the Company has caused to be kept as of the opening of business on a particular Business Day to a preference or priority over the holders of any other class or series of limited liability interests in the Company in (i) the right to share Profits or Losses or items thereof, (ii) the right to share in Company distributions, and/or (iii) rights upon dissolution or liquidation of the Company.

“Trust Shares” means the shares of the Trust, each representing one undivided beneficial interest in the assets of the Trust.

“Under-Paid Profit Distributions” shall be equal to, as of any Calculation Date, the amount by which (i) the aggregate amount of Profit Distributions that were actually due and payable by the Company with respect to all Profit Distribution Payment Dates immediately preceding such Calculation Date, as determined in accordance with Section 5.2 exceeded (ii) the aggregate amount of Profit Distributions that were actually paid by the Company with respect to all such Profit Distribution Payment Dates; provided, that such amount shall not be less than zero.

“Voluntary Exchange” has the meaning set forth in the Trust Agreement.

“Voting Commitment” has the meaning set forth in Section 9.8(a)(ii).

“Voting Trust Interests” means, at any time, all Trust Interests then Outstanding with respect to which the holder thereof is, pursuant to this Agreement or the applicable Trust Interest Designation, entitled to vote on matters submitted for consent or approval of holders of Trust Interests under this Agreement.

ARTICLE 2

THE TRUST

Section 2.1    Trust to Be Sole Holder of Trust Interests.The Company issued Trust Interests to the Trust as the initial Trust Member, and the Trust was admitted to the Company as a Member of the Company in respect thereof upon its execution of a counterpart of the Original Agreement. For so long as the Trust remains in existence, subject to Sections 2.3 and 2.4(a), it is intended that the Trust shall be the sole Trust Member and the sole owner of one hundred percent (100%) of the Trust Interests, and, during such period, the Company shall not issue, sell or otherwise transfer any of its Trust Interests to any Person other than the Trust. Each Trust Member agrees with the Company to be bound by the terms of this Agreement.

Section 2.2    Trust Shares to Represent Trust Interests. Each Trust Share represents one undivided beneficial interest in the assets of the Trust, which assets consist of the underlying Trust Interests.

Section 2.3    Voluntary Exchange of Trust Shares for Trust Interests. The Company, acting through its Board of Directors, shall take all actions and do all things necessary to give effect to a Voluntary Exchange on the terms and conditions set forth in Section 9.2 of the Trust Agreement.

Section 2.4    Acquisition Exchange of Trust Shares for Trust Interests.

(a)    Right to Acquisition Exchange. The Company, acting through its Board of Directors, shall take all actions and do all things necessary to give effect to an Acquisition Exchange on the terms and conditions set forth in Section 9.3 of the Trust Agreement.

(b)    Right to Acquire Trust Interests of Remaining Holders for Cash. Following the completion of an Acquisition Exchange, the Acquirer shall have the right to purchase, solely for cash, and Members other than the Acquirer shall be required to sell, all, but not less than all, of the Outstanding Trust Interests not then held by the Acquirer, at the Offer Price. The Acquirer may exercise its right to effect such purchase by delivering written notice to the Company and the Transfer Agent of its election to make the purchase not less than sixty (60) days prior to the Control Date. Promptly after receipt of such notice, the Board of Directors shall declare a record date. The Company will cause the Transfer Agent to mail a copy of such notice to the Trust Members at least thirty (30) days prior to such Control Date.

Section 2.5    Right of Holders of Trust Shares and Members to Enforce Provisions of this Agreement and Bring Derivative Action.

(a)    The Allocation Member, individually, and any other Member or Members holding, in the aggregate, at least ten percent (10%) of the Outstanding Trust Common Interests, shall have the right to institute any legal proceeding against the Company to enforce the provisions of this Agreement, and to the fullest extent permitted by applicable law, no other Member or Members shall have the right to institute any legal proceeding against the Company to enforce the provisions of this Agreement.

(b)     For so long as the Trust remains the sole holder of Trust Interests, holders of at least ten percent (10%) of the Common Shares then Outstanding shall have the right to cause the Trust to institute any legal proceeding for any remedy available to the Trust, as a holder of Trust Interests and, to the extent permitted by applicable law, such holders of Common Shares may direct the time, method and place of conducting any such legal proceeding brought by the Trust. For so long as the Trust remains the sole holder of Trust Interests, holders of record of at least ten percent (10%) of the Common Shares then Outstanding shall also have the right to institute directly against the Company any legal proceeding available to the Trust against the Company to enforce the provisions of this Agreement. Solely for purposes of this Section 2.5(b) and only to the extent provided herein, the holders of Common Shares shall be deemed to be third-party beneficiaries of this Agreement to the same extent as if they were signatories hereto.

(c)     Except as expressly provided in this Agreement, nothing in this Agreement shall be deemed to give to any Person any benefit or any legal or equitable right, remedy or claim under this Agreement.

Section 2.6     Reimbursement of Regular Trustees. The Company shall reimburse the Regular Trustees for any expenses, out-of-pocket or otherwise, incurred on behalf of the Trust or otherwise in connection with performing any of their duties or obligations under the Trust Agreement.

ARTICLE 3

CLASSES AND ISSUANCE OF LLC INTERESTS; TRANSFER

Section 3.1    LLC Interests. The Company shall be authorized to issue Trust Interests and Allocation Interests to the Members as provided in Sections 3.1(a) and (b):

(a)    Trust Interests.

(i)    Generally. The Company, and the Board of Directors by resolution on behalf of the Company, shall, without the vote or consent of any Member or other Person, initially be authorized to issue up to five hundred million (500,000,000) Trust Common Interests in one or more series and fifty million (50,000,000) Trust Preferred Interests in one or more classes or series and, for so long as the Trust remains the sole holder of Trust Interests, the Company shall cause to be issued to the Trust, as of any date, the identical number of each class or series of Trust Interests as the number of each class or series of Trust Shares that are issued and Outstanding (such corresponding Trust Shares sometimes referred to herein as “Corresponding Trust Shares”). The aggregate number of Trust Interests that are authorized to be issued may be increased from time to time by an amendment to this Agreement upon the adoption of a resolution by the affirmative vote of at least a majority of the Entire Board of Directors declaring such amendment to be advisable and the approval of such amendment by the affirmative vote of the holders of a majority of the Voting Trust Interests then Outstanding present in person or represented by proxy at a meeting of the Members. Each Member holding a Trust Interest shall have all the rights, privileges and obligations set forth herein pertaining to holders of Trust Interests, and shall, subject to any applicable Trust Interest Designation, have one vote per Trust Interest in accordance with the terms of this Agreement. The Trust Interests shall, subject to any applicable Trust Interest Designation, be certificated in the form of a Trust Interest Certificate or represented by electronic book-entry position.

(ii)    Trust Preferred Interests.

(A)    Without the consent or approval of any Members, Trust Preferred Interests may be issued by the Company, and by the Board of Directors on behalf of the Company, in one or more classes or series, with such designations, preferences, rights, powers and duties (which may be junior to, equivalent to, or senior or superior to, any existing class or series of Trust Interests) as shall be fixed by the Board of Directors and reflected in a written action or actions approved by the Board of Directors (each, a “Trust Interest Designation”), including (i) the right to share Company Profits and Losses or items thereof; (ii) the right to share in Company distributions, the dates distributions will be payable and whether distributions with respect to such series or class will be cumulative or non-cumulative; (iii) rights upon dissolution and liquidation of the Company; (iv) whether, and the terms and conditions upon which, the Company may redeem such Trust Preferred Interests; (v) whether such Trust Preferred Interests are issued with the privilege of conversion or exchange and, if so, the conversion or exchange price or prices or rate or rates, any rate adjustments, the date or dates on which, or the period or period during which, such Trust Preferred Interests will be convertible or exchangeable and all other terms and conditions upon which the conversion or exchange may be made; (vi) the terms and conditions upon which such Trust Preferred Interests will be issued, evidenced by certificates and assigned or transferred; (vii) the method for determining the Percentage Interest as to such Trust Preferred Interests; (viii) the terms and amounts of any sinking fund provided for the purchase or redemption of such Trust Preferred Interests of the class or series; (ix) whether there will be restrictions on the issuance of Trust Preferred Interests of the same class or series or any other class or series; and (x) the right, if any, of the holder of each such Trust Preferred Interests to vote on Company matters, including matters relating to the relative rights, preferences and privileges of such Trust Interests. A Trust Interest Designation (or any resolution of the Board of Directors amending any Trust Interest Designation) shall be effective when a duly executed original of the same is delivered to the Secretary of the Company for inclusion among the books and records of the Company, and shall be annexed to, and constitute part of, this Agreement. Unless otherwise provided in the applicable Trust Interest Designation, subject to Section 3.1(a)(i), the Board of Directors may at any time increase or decrease the amount of Trust Preferred Interests of any class or series, but not below the number of Trust Preferred Interests of such class or series then Outstanding.

(B)    Subject to clause (B) of Article 12 but otherwise notwithstanding anything to the contrary contained in this Agreement (including Article 12 except for clause (B) thereof), the Board of Directors may, without the consent or approval of any Members, amend this Agreement and make any filings under the Act or otherwise to the extent the Board of Directors determines that it is necessary or desirable in order to effectuate any issuance of Trust Preferred Interests pursuant to this Article 3. The terms of any Trust Interest Designation adopted hereunder may amend the provisions of this Agreement or any other Trust Interest Designation.

(C)    The Board of Directors may classify any unissued Trust Preferred Interests and reclassify any previously classified but unissued Trust Preferred Interests of any series from time to time, in one or more classes or series.

(iii)    Restrictions on Transfer of Trust Interests. Except as otherwise provided in Article 2, the Trust to the fullest extent permitted by law shall not be permitted to transfer, and the Company shall not recognize any purported transfer of, nor in any respect treat any purported transferee as the owner of, any Trust Interests held by the Trust.

(b)    Allocation Interests.

(i)    Generally. The Company is authorized to issue one thousand (1,000) Allocation Interests. As of the date hereof, all one thousand (1,000) Allocation Interests have been issued to the Allocation Member. Each Member holding an Allocation Interest shall have all the rights, privileges and obligations set forth herein pertaining to holders of Allocation Interests. The Allocation Interests shall be certificated in the form of an Allocation Interest Certificate. The holders of Allocation Interests shall not be entitled to vote with respect to any issue relating to the Company notwithstanding the Act or other applicable law, except as provided in Article 10 (in which case, the holders of Allocation Interests shall have one vote per Allocation Interest). For the avoidance of doubt, the parties intend that the Manager not be a “manager” within the meaning of Section 18-402 of the Act.

(ii)    Restrictions on Transfer of Allocation Interests. Any Allocation Member holding Allocation Interests in accordance with this Section 3.1(b) to the fullest extent permitted by law shall not be permitted to transfer, and the Company shall not recognize any purported transfer of, nor in any respect treat any purported transferee as the owner of, any Allocation Interests held by the Allocation Member; provided, that any Allocation Member may transfer Allocation Interests to any Affiliate of an Allocation Member, and any Allocation Interests so transferred shall remain subject to the restrictions of this Section 3.1(b)(ii) in the hands of such permitted transferee. Simultaneously with the assignment of any Allocation Interest to a permitted transferee hereunder, such permitted transferee shall be automatically admitted to the Company as an Allocation Member without the consent or approval of the Board or any Member or any other Person, upon such permitted transferee’s agreement to be bound by all the provisions of this Agreement, which may be a counterpart signature page to this Agreement. Each permitted transfer of Allocation Interests prior to the date of this Agreement, and the admission of the transferee as an Allocation Member contemplated by the transferor and transferee of such permitted transfer, are hereby ratified, confirmed and approved in all respects. It is hereby confirmed that Sostratus LLC, as the current holder of all of the Allocation Interests as of the date of this Agreement, hereby continues as the Allocation Member.

Section 3.2    Issuance of Additional Trust Interests. For so long as the Trust remains the sole holder of Trust Interests, (a) the Board of Directors shall have authority to issue to the Trust, from time to time without any vote or other action by the Members, in one or more classes or series, as applicable, any or all Trust Interests of the Company at any time authorized, and (b) the Company will issue additional Trust Interests, in one or more classes or series, as applicable, to the Trust in exchange for an equal number of Corresponding Trust Shares which the Company may sell or distribute in any manner, subject to applicable law, that the Board of Directors in its sole discretion deems appropriate and advisable.

Section 3.3    Trust Interest Certificates; Admission of Additional Members. Subject to any applicable Trust Interest Designation, the Trust Interest Certificates shall be conclusive evidence of ownership of the related Trust Interests, and every holder of record of Trust Interests of the Company shall be entitled to one or more Trust Interest Certificates representing the number of Trust Interests held by such holder of record. Any Trust Interest Certificates of the Company to be issued shall be issued under the seal of the Company, or a facsimile thereof, and shall be numbered and shall be entered in the books of the Company as they are issued. If and when issued, each Trust Interest Certificate shall bear a serial number, shall exhibit the holder’s name and the number of Trust Interests evidenced thereby and shall be signed by the Chief Executive Officer or the Chief Financial Officer. Any or all of the signatures on the Trust Interest Certificates may be facsimiles. If any officer or Transfer Agent who has signed or whose facsimile signature has been placed upon a Trust Interest Certificate shall have ceased to be such officer or Transfer Agent before such Trust Interest Certificate is issued, the Trust Interest Certificate may be issued by the Company with the same effect as if such Person were such officer or Transfer Agent at the date of issue. The Company shall at all times retain the Transfer Agent to maintain a register of the Trust Interests (the “Register”), the Transfer Agent, in such capacity shall be known as the Registrar, and cause such Registrar to register thereon any transfer of Trust Interest Certificates. Transfer of Trust Interests of the Company shall be made on the Register only upon surrender to the Transfer Agent of the Trust Interest Certificates, if any, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer; provided, however, that such succession, assignment or transfer is not prohibited by the Trust Interest Certificates, this Agreement, any applicable Trust Interest Designation, applicable law or contract. Thereupon, the Company shall issue a new Trust Interest Certificate (if applicable and requested) to the Person entitled thereto, cancel any old Trust Interest Certificate, and instruct the Registrar to record the transaction upon the Register.

Section 3.4    Repurchase of Trust Interests by the Company.

(a)    The Board of Directors shall have authority to cause the Company to conduct a capital reduction, including the repurchase of any number of issued and Outstanding Trust Interests; provided, however, that the Company shall not purchase or redeem its Trust Interests for cash or other property if any such purchase or redemption would be inconsistent with the requirements of Section 18-607 or Section 18-804 of the Act; provided, further, that so long as the Trust remains the sole holder of Trust Interests, the Company, as sponsor of the Trust, acting through its Board of Directors, shall cause the Trust to conduct a capital reduction on similar terms and shall ensure that an identical number of Trust Interests and Trust Shares are issued and Outstanding at any one time.

(b)    Any Trust Interests tendered and repurchased by the Company, in accordance with this Section 3.4, shall be deemed to be authorized and issued, but not Outstanding and, subject to Section 2.1, may subsequently be sold or Transferred for due consideration.

Section 3.5    Mutilated, Lost, Destroyed or Stolen Certificates. Each holder of record of Trust Interests and Allocation Interests shall promptly notify the Company of any mutilation,

loss or destruction of any certificate of which such holder is the record holder. The Company may, in its discretion, cause the Transfer Agent to issue a new certificate in place of any certificate theretofore issued by it and alleged to have been mutilated, lost, stolen or destroyed, upon surrender of the mutilated Share certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction, and the Board of Directors may, in its discretion, require the holder of record of the Trust Interests or Allocation Interests evidenced by the lost, stolen or destroyed certificate, or his legal representative, to give the Transfer Agent a bond sufficient to indemnify the Transfer Agent against any claim made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE 4

ALLOCATIONS

Section 4.1    General Application. The rules set forth below in this Article 4 shall, subject to any applicable Trust Interest Designation, apply for the purposes of determining each Member’s allocable share of the items of income, gain, loss and expense of the Company comprising Profits or Losses of the Company for each Allocation Year, determining special allocations of other items of income, gain, loss and expense, and adjusting the balance of each Member’s Capital Account to reflect the aforementioned general and special allocations. For each Allocation Year, the special allocations in Section 4.3 shall be made immediately prior to the general allocations of Section 4.2.

Section 4.2    Allocations of Profits and Losses.

(a)    Special Allocations Following Capital Gain Transactions. If the Company has a Sale Event during the Allocation Year, any Company Net Long Term Capital Gain shall be allocated:

(i)    First to the Allocation Member to the extent of any amounts payable to the Allocation Member with respect to the Allocation Year pursuant to Section 5.2, and

(ii)    The balance of such Net Long Term Capital Gain shall, subject to any applicable Trust Interest Designation, be allocated among the Members in accordance with the general allocation of Profits or Losses for such year, as provided in Section 4.2(b) or (c).

(b)    Allocation of Profit. If the Company has Profits during the Allocation Year, after excluding the amount of any Net Long Term Capital Gain allocated to the Allocation Member pursuant to Section 4.2(a), such Profits (as so reduced) shall be allocated:

(i)    First to the Allocation Member to the extent of the any amounts payable to the Allocation Member with respect to the Allocation Year pursuant to Section 5.2, but without duplicating any allocations of Net Long Term Capital Gain to the Allocation Member for such Allocation Year pursuant to Section 4.2(a), and

(ii)    Subject to any applicable Trust Interest Designation, the balance to the Members in accordance with their Percentage Interests.

(c)    Allocation of Losses. If the Company has Losses during the Allocation Year, after excluding the amount of any Net Long Term Capital Gain allocated to the Allocation Member pursuant to Section 4.2(a), such Losses (as so increased) shall be allocated, subject to the limitations of Section 4.5:

(i)    First to the Members in accordance with their Percentage Interests, up to, but not exceeding, the amount that would cause the Capital Account of any Member to be a negative number; and

(ii)    The balance, if any, shall be allocated among the Trust Members in accordance with their Percentage Interests.

(d)    Character of Allocations. Allocations to Members of Profits or Losses pursuant to Sections 4.2(b) and 4.2(c) shall consist of a proportionate share of each Company item of income, gain, expense and loss entering into the computation of Profits or Losses for such Allocation Year (other than the portion of each Net Long Term Capital Gain that is specially allocated to the Allocation Member pursuant to Section 4.2(a)).

Section 4.3    Special Allocations. The following special allocations shall, subject to any applicable Trust Interest Designation, be made in the following order:

(a)    Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Article 4, if there is a net decrease in Company Minimum Gain during any Allocation Year, each Member shall be specially allocated items of Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g) and (h). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 4.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

(b)    Member Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Article 4, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Allocation Year, each Member who has a share of the Member

Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 4.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

(c)    Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of the Member as quickly as possible; provided, that an allocation pursuant to this Section 4.3(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 4 have been tentatively made as if this Section 4.3(c) were not in this Agreement.

(d)    Nonrecourse Deductions. Nonrecourse Deductions for any Allocation Year shall be specially allocated to the Members in the manner elected by the Tax Matters Member in conformity with the provisions of Regulations 1.704-2, and in the absence of such an election, to the Trust Members in proportion to their respective Percentage Interests.

(e)    Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Allocation Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

(f)    Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b), is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies or to the Member to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(g)     Allocations Relating to Taxable Issuance of Company LLC Interests. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of LLC Interests by the Company to a Member (the “Issuance Items”) shall be allocated among the Members (the Trust Member and Allocation Member) so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations made under this Agreement to each Member, shall be equal to the net amount that would have been allocated to each such Member if the Issuance Items had not been realized.

Section 4.4    Curative Allocations. The allocations set forth in Sections 4.3(a), 4.3(b), 4.3(c), 4.3(d), 4.3(e), 4.3(f), 4.3(g) and 4.5 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 4.4. Therefore, notwithstanding any other provision of this Article 4 (other than the Regulatory Allocations), the Board of Directors shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to Sections 4.1 and 4.2.

Section 4.5    Loss Limitation. Losses allocated pursuant to Section 4.2 shall not exceed the maximum amount of Losses that can be allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any Allocation Year. In the event some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 4.2, the limitation set forth in this Section 4.5 shall be applied on a Member-by-Member basis, and Losses not allocable to any Member as a result of such limitation shall be allocated to the other Members in accordance with the positive balances in such Members’ Capital Accounts so as to allocate the maximum permissible Losses to each Member under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

Section 4.6    Other Allocation Rules.

(a)    For purposes of determining the Profits and Losses or any other items allocable to any period, Profits, Losses, and any other such items shall be determined on a monthly or other basis, as determined by the Company using any method permissible under Code Section 706 and the Regulations thereunder.

(b)    The Members are aware of the income tax consequences of the allocations made by this Article 4 and hereby agree to be bound by the provisions of this Article 4 in reporting their shares of Company income and loss for income tax purposes.

(c)    Solely for purposes of determining a Member’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Member’s interests in Company profits are in proportion to their Percentage Interests.

(d)    To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the Manager shall endeavor to treat distributions as having been made from the proceeds of a Nonrecourse Liability or a Member Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Member.

(e)    To the extent the Tax Matters Member determines, in consultation with the Company’s tax advisors, that any distribution pursuant to Article 5 to a Member hereunder (or portion of such distribution) would more properly be characterized as a payment described in Code Section 707(a) or 707(c), such payment may be so characterized in the Company’s tax filings, and in such event, shall be taken into account for federal income tax purposes as an expense of the Company, and not as an allocation of income to a Member affecting such Member’s Capital Account.

Section 4.7    Tax Allocations: Code Section 704(c). In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such Property to the Company for U.S. federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value) using a method, selected in the discretion of the Board of Directors in accordance with Section 1.704-3 of the Regulations.

In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for U.S. federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

Any elections or other decisions relating to such allocations shall be made by the Board of Directors in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 4.7 are solely for purposes of U.S. federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

ARTICLE 5

DISTRIBUTIONS

Section 5.1    Distributions to Members.

Except as otherwise provided in Section 5.3 and Article 14, the Board of Directors may, in its sole discretion and at any time, declare and pay distributions with respect to the LLC Interests to the Members, as of any record date established by the Board of Directors with respect to such distributions, from Cash Available for Distribution to all Members, subject to any applicable Trust Interest Designation, in proportion to their Percentage Interests.

Section 5.2    Distributions to the Allocation Member.

(a)     In General. Except as otherwise provided in Section 5.3 and Article 14 and subject to the other terms and conditions set forth in this Section 5.2, for so long as the Allocation Interests are Outstanding (i) the Administrator shall calculate (x) the Profit

Distribution Amount, and the components thereof, in accordance with Section 5.2(b) and (y) Tax Distributions, and the components thereof, in accordance with Section 5.2(i), and (ii) the Company shall pay (x) Profit Distributions in accordance with Section 5.2(e) and (y) Tax Distributions in accordance with Section 5.2(h).

(b)    Calculation of Profit Distribution Amount Upon Trigger Event. Subject to Section 5.2(g), upon the occurrence of a Trigger Event with respect to any Subsidiary (the “Profit Distribution Subsidiary”), the Administrator, as of the relevant Calculation Date with respect to such Trigger Event, shall:

(i)    calculate, on or promptly following such Calculation Date, the Profit Distribution Amount with respect to such Profit Distribution Subsidiary as of such Calculation Date; and

(ii)    adjust such Profit Distribution Amount (as adjusted, the “Adjusted Profit Distribution Amount”) so calculated, on a dollar-for-dollar basis, by:

(A)    reducing such Profit Distribution Amount by the aggregate amount of any Over-Paid Profit Distributions, if any, existing as of such Calculation Date;

(B)    increasing such Profit Distribution Amount by the aggregate amount of any Under-Paid Profit Distributions, if any, existing as of such Calculation Date; and

(C)    reducing such Profit Distribution Amount by the aggregate amount of any Tax Distributions, if any, that were previously received by the Allocation Member on any Tax Distribution Payment Date prior to such Calculation Date, to the extent such amount of Tax Distributions have not been previously applied towards a reduction of Profit Distribution Amount in accordance with this Section 5.2(b).

If more than one Trigger Event takes place during any Fiscal Quarter which would cause the calculation of the Profit Distribution Amount with respect to more than one Profit Distribution Subsidiary as of the Calculation Date with respect to such Trigger Event, then the Profit Distribution Amount shall be calculated under this Section 5.2(b) with respect to each Profit Distribution Subsidiary separately and in the order in which controlling interest in each such Profit Distribution Subsidiary was acquired or otherwise obtained by the Company, and the resulting amounts so calculated shall be aggregated to determine the total amount of the Profit Distribution Amount as of such Calculation Date for any purpose hereunder; provided, that if controlling interest in such Profit Distribution Subsidiaries was acquired or otherwise obtained at the same time, then the Profit Distribution Amount shall be further calculated under this Section 5.2(b) with respect to each Profit Distribution Subsidiary separately and in the order in which each such Profit Distribution Subsidiary was sold.

Notwithstanding anything to the contrary in this Agreement (including, for the avoidance of doubt, the definitions of “Calculation Date” and “Total Profit Allocation”), upon the closing of an initial public offering (an “IPO Event”) by any Subsidiary (an “IPO Entity”), such IPO

Event and the receipt of proceeds from such IPO Event shall be treated as a Sale Event subject to the following provisions:

(1)    The calculation by the Administrator and the payment by the Company of the Adjusted Profit Distribution Amount in connection with the IPO Event shall be calculated and paid in quarterly installments upon the receipt by the Company of proceeds from the sale of equity securities of such IPO Entity, either in connection with the IPO Event or thereafter, regardless of whether such IPO Entity is thereafter a Subsidiary;

(2)    If on the date of the IPO Event the IPO Entity had positive Contribution-Based Profits for the Measurement Period ending on the IPO Event, then the Administrator shall calculate and the Company shall pay the first installment of the Adjusted Profit Distribution Amount inclusive of the entire amount attributable to the Contribution-Based Profits of the IPO Entity as though a Holding Event had been declared in conjunction with the IPO Event;

(3)    If on the date of the IPO Event the IPO Entity had negative Contribution-Based Profits for the Measurement Period ending on the IPO Event, then no installments of the Adjusted Profit Distribution Amount shall be payable to the Allocation Member until, and to the extent, the Total Profit Allocation with respect to the IPO Entity recalculated as of the date of payment is a positive number.

(4)    Upon an IPO Event, the Contribution-Based Profits in respect of the IPO Entity shall be fixed and no further Contribution-Based Profits shall be taken into account in respect of the IPO Entity, regardless of whether the IPO Entity is or is not then a Subsidiary.

(5)    In conjunction with the IPO Event, the Administrator shall allocate to each share of equity securities of the IPO Entity held by the Company plus each share sold in the IPO Event a ratable portion of the Company’s book basis (as calculated in accordance with GAAP) in the aggregate shares, such that the Administrator is able to calculate readily an installment of the Adjusted Profit Distribution Amount to be distributed to the Allocation Member in connection with each disposition by the Company of shares of equity securities in the IPO Entity. This allocation by the Administrator shall be fixed and shall not be adjusted thereafter, notwithstanding that the Company’s book basis in any such shares held by the Company may thereafter be adjusted in accordance with GAAP.

(6)    On the last day of the first twelve Fiscal Quarters following an IPO Event, and subject to the Audit Committee approvals and review procedures provided in Section 5.2(c), (d) and (g), the Administrator shall recalculate and the Company shall pay such installments of the Adjusted Profit Distribution Amount on a per share basis to the extent the Company has received proceeds from the disposition of equity securities in such IPO Entity during such Fiscal Quarter.

(7)    On the last day of the twelfth Fiscal Quarter following the IPO Event, subject to the Audit Committee approvals and review procedures provided for in Section 5.2(c),

(d) and (g), the Administrator shall recalculate the Adjusted Profit Distribution as if all shares of the IPO Entity held by the Company on that date were sold for cash equal to their fair market value, and shall pay the Adjusted Profit Distribution, as so calculated, to the Allocation Member in the form of shares of the IPO Entity with a fair market value equal to the Adjusted Profit, unless the Allocation Member elects to be paid in immediately available funds or a combination of shares of the IPO Entity and immediately available funds. Any such final payment shall be based upon the average of the closing price of the shares of the IPO Entity for the fifteen (15) trading days that precede the third anniversary and such payment shall be made without discount of any kind (including discounts that might be based upon lack of control, liquidity or other factors); provided that if such shares are not then traded on either the New York Stock Exchange or the NASDAQ (or such applicable successor market thereto), then such payment shall be based upon a fair market evaluation of such shares performed by the Administrator and approved by the Audit Committee in accordance with this Agreement.

(8)    In connection with an IPO Event, all calculations related to the Profit Distribution Amount shall use the Level 1 Hurdle Amount and Level 2 Hurdle Amount calculated as of the date of the IPO Event as though all the Company’s equity interest in the IPO Entity were disposed of by the Company on the date of the IPO Event at the price per share achieved in the IPO Event, regardless of how many shares of the IPO Entity were disposed of by the Company in the IPO Event. Cumulative Gains and Losses shall be taken into account in an IPO Event in connection with each calculation and payment of an installment of the Profit Distribution Amount (including, for the avoidance of doubt, for purposes of the calculations called for by sub-clause (5) above).

(c)    Approval of Profit Distributions. The Administrator shall promptly submit in writing any calculation of the Adjusted Profit Distribution Amount to the Audit Committee, in sufficient detail to permit a prompt review and approval by the Audit Committee. Any calculation of the Adjusted Profit Distribution Amount so submitted by the Administrator shall be deemed automatically approved by the Audit Committee ten (10) Business Days after the date submitted by the Administrator (such approved Adjusted Profit Distribution Amount, as well as any amounts deemed to be Approved Profit Distributions pursuant to Sections 5.2(c) or 5.2(d)), the “Approved Profit Distribution”); provided, that if the Audit Committee, by resolution, disapproves of the calculation of such Adjusted Profit Distribution Amount submitted to it by the Administrator within such ten (10) Business Days, then, within ten (10) Business Days after the date of such resolution of disapproval, the Audit Committee shall recalculate, or cause the recalculation of, such Adjusted Profit Distribution Amount as of the relevant Calculation Date in accordance with this Section 5.2 (such recalculated Adjusted Profit Distribution Amount, the “Disputed Profit Distribution”) and present in writing its calculation of the Disputed Profit Distribution to the Administrator in sufficient detail to permit a prompt review by the Administrator (such date of presentation, the “Disputed Profit Distribution Date”); provided, further, that if the Audit Committee fails to present such a calculation of Disputed Profit Distribution to the Administrator by the tenth (10th) Business Day after the date it disapproves of the calculation of Adjusted Profit Distribution Amount submitted to it by the Administrator, then the calculation of the Adjusted Profit Distribution Amount originally submitted to the Audit Committee by the Administrator shall be deemed an Approved Profit Distribution on such tenth (10th) Business Day.

(d)    Independent Accounting Firm. The Administrator shall have ten (10) Business Days to review the Audit Committee’s calculation of any Disputed Profit Distribution presented to it pursuant to Section 5.2(c), and if the Administrator disagrees with such calculation, then the Administrator shall have the right, pursuant to a written notice that must be delivered during such ten (10) Business Day period, to direct the Audit Committee to engage, at the Company’s cost and expense, an independent accounting firm to calculate the Adjusted Profit Distribution Amount as of the relevant Calculation Date in accordance with this Section 5.2. Such notice from the Administrator shall state any points of disagreement with the Audit Committee’s calculation and shall designate no fewer than three independent accounting firms to calculate the Adjusted Profit Distribution Amount. The Audit Committee shall engage one of the designated independent accounting firms within ten (10) Business Days. If the Audit Committee fails to engage one of the designated independent accounting firms within ten (10) Business Days, then the calculation of the Adjusted Profit Distribution Amount originally submitted to the Audit Committee by the Administrator pursuant to Section 5.2(c) shall be deemed an Approved Profit Distribution. The Audit Committee shall direct the designated independent accounting firm to deliver its calculation of the Adjusted Profit Distribution Amount, calculated in accordance with this Section 5.2 (as calculated, the “Independently Calculated Profit Distribution”), within twenty (20) Business Days of its engagement (the “Submission Date”) to both the Administrator and the Audit Committee at the same time. If the independent accounting firm so engaged fails to deliver its calculation of the Adjusted Profit Distribution Amount within the time required hereby, then the calculation of the Adjusted Profit Distribution Amount originally submitted to the Audit Committee by the Administrator pursuant to Section 5.2(c) shall be deemed an Approved Profit Distribution. In making its calculation of the Adjusted Profit Distribution Amount, the independent accounting firm shall (i) review and consider any documentation submitted by the Administrator and the Audit Committee in support of their respective calculations of the Adjusted Profit Distribution Amount, and (ii) be based on the most recently available consolidated financial statements of the Company and its Subsidiaries (audited or unaudited). The Independently Calculated Profit Distribution shall be final, conclusive and binding on the Administrator, the Audit Committee, the Company and the Allocation Member.

(e)    Payment of Profit Distributions. Subject to 5.2(l), the Company shall pay, on the applicable Profit Distribution Payment Date with respect to any Calculation Date, Profit Distribution in the following manner:

(i)    First, one of the following amounts of Profit Distribution:

(A)    if the calculation of the Adjusted Profit Distribution Amount as of such Calculation Date submitted by the Administrator to the Audit Committee is deemed approved in accordance with Section 5.2(c) or 5.2(d), then the Company shall pay to the Allocation Member on the Approved Profit Distribution Payment Date an amount equal to the Approved Profit Distribution as of such Calculation Date, or

(B)    if (x) the calculation of the Adjusted Profit Distribution Amount as of such Calculation Date submitted by the Administrator to the Audit Committee is disapproved by the Audit Committee and recalculated by the Audit Committee and (y) the Administrator does not disagree with such calculation of Disputed Profit Distribution pursuant to Section 5.2(d), then the Company shall pay to the Allocation Member on the Disputed Profit Distribution Payment Date an amount equal to the Disputed Profit Distribution as of such Calculation Date; or

(C)    if (x) the calculation of the Adjusted Profit Distribution Amount as of such Calculation Date submitted by the Administrator to the Audit Committee is disapproved by the Audit Committee and recalculated by the Audit Committee and (y) the Administrator disagrees with such calculation of Disputed Profit Distribution and directs the Audit Committee to engage an independent accounting firm pursuant to Section 5.2(d) and the Audit Committee engages such independent accounting firm, then the Company shall pay to the Allocation Member on the Disputed Profit Distribution Payment Date the lesser of an amount equal to (A) the Profit Distribution Amount, as of such Calculation Date, originally submitted to the Audit Committee by the Administrator pursuant to Section 5.2(c), and (B) the Disputed Profit Distribution as of the relevant Calculation Date; and

(ii)    Second, one of the following amounts of Profit Distribution:

(A)    if an independent accounting firm delivers its Independently Calculated Profit Distribution as of such Calculation Date to the Administrator and the Audit Committee in accordance with Section 5.2(d), then the Company shall pay to the Allocation Member on the Independently Calculated Profit Distribution Payment Date an amount equal to the amount by which (x) the Independently Calculated Profit Distribution as of such Calculation Date exceeds (y) the amount of Profit Distribution, as the case may be and as of such Calculation Date, paid by the Company in accordance with Section 5.2(e)(i)(C), or

(B)    if (x) an independent accounting firm fails to delivers its calculation of Adjusted Profit Distribution Amount as of such Calculation Date to the Administrator and the Audit Committee in accordance with Section 5.2(d) and (y) the Profit Distribution Amount originally submitted to the Audit Committee by the Administrator pursuant to Section 5.2(c) is greater than the Disputed Profit Distribution, then the Company shall pay to the Allocation Member on the Submission Failure Payment Date, the amount by which Approved Profit Distribution as of such Calculation Date exceeds (y) the amount of Profit Distribution, as the case may be and as of such Calculation Date, paid by the Company in accordance with Section 5.2(e)(i)(C).

Any Profit Distributions will be due and payable on the applicable Profit Distribution Payment Date by the Company, in arrears, in immediately available funds by wire transfer to an account designated by the Allocation Member from time to time.

Notwithstanding anything to the contrary contained in this Agreement, including this Section 5.2(e), the Company also shall pay any amounts called for by the final paragraph (including all sub-clauses thereof) of Section 5.2(b).

(f)    Reserved.

(g)    True-Up and Review of Profit Distributions. The calculation to be made by any Person hereunder of any Profit Distribution or Adjusted Profit Distribution Amount, in each case, as of any Calculation Date, shall be based on, in the following order (i) audited consolidated financial statements to the extent available with respect to any Person underlying such calculation of Profit Distribution, (ii) if audited consolidated financial statements are not available with respect to such Person, then unaudited consolidated financial statements to the extent available with respect to such Person, and (iii) if neither audited nor unaudited consolidated financial statements are available with respect to such Person, then the books and records of such Person then available; provided, that, with respect to any calculation of the Profit Distribution based on the books and records of any Person related to such calculation of Profit Distribution, upon availability of, in the first instance, audited consolidated financial statements with respect to such Person or, in the second instance, unaudited consolidated financial statements with respect to such Person, in each case, relating to amounts previously calculated on such Calculation Date by reference to the books and records of such relevant Person, the Profit Distribution Amount, and any components thereof, as of such Calculation Date shall be recalculated to determine if any Over-Paid Profit Distributions or Under-Paid Profit Distributions were created as of such Calculation Date. In making any determination under this Section 5.2 with respect to any individual calculation of the Profit Distribution Amount or Adjusted Profit Distribution Amount, in each case, as of any Calculation Date, such determination shall be based on only one of the following, in the following order, with respect to such calculation of Profit Distribution Amount or Adjusted Profit Distribution Amount, as the case may be: (x) the Independently Calculated Profit Distribution calculated as of such Calculation Date, (y) if no Independently Calculated Profit Distribution was calculated as of such Calculation Date, the Approved Profit Distribution as of such Calculation Date, and (z) if no Approved Profit Distribution or Independently Calculated Profit Distribution, in each case, was calculated as of such Calculation Date (i.e., if the Profit Distribution Amount calculated by the Administrator as of such Calculation Date was not approved by the Audit Committee, automatically or otherwise, or the Administrator did not disagree with the Audit Committee’s calculated of Disputed Profit Distribution as of such Calculation Date), the Disputed Profit Distribution as calculated as of the Calculation Date.

(h)    Payment of Tax Distributions. With respect to any calendar year in which the Allocation Member shall be allocated income pursuant to Article 4, but with respect to which the Allocation Member has not, prior to April 15 of the following year, received Profit Distributions from the Company pursuant to Section 5.2(e) in amounts at least equal to the Allocation Member’s tax liability arising from allocations of income hereunder to the Allocation Member with respect to such calendar year, the Company shall make a distribution to the Allocation Member in an amount calculated in accordance with Section 5.2(i) (the “Tax Distribution”) by April 15 of such following year (such date of payment, the “Tax Distribution Payment Date”).

(i)    Calculation of Tax Distributions. The amount of Tax Distributions to be paid on any Tax Distribution Payment Date pursuant to Section 5.2(h) shall be calculated as if the items of income, gain, deduction, loss and credit in respect of the Company were the only such items entering into the computation of tax liability of the Allocation Member for the calendar year and as if the Allocation Member were subject to tax at the highest marginal effective rate of Federal, state and local income tax applicable to an individual resident in New York City, taking account of any difference in rates applicable to ordinary income and long terms capital gains and any allowable deductions in respect of such state and local taxes in computing the Allocation Member’s liability for Federal income taxes.

(j)    Books and Records. The Administrator shall maintain cumulative books and records with respect to the details of any calculations made pursuant to this Section 5.2, which records shall be available for inspection and reproduction at any time upon request by the Board of Directors and the Allocation Member.

(k)    Sufficient Liquidity. If the Company does not have sufficient liquid assets to pay the entire amount of Profit Distributions and/or Tax Distributions, including any accrued and unpaid Profit Distributions and/or Tax Distribution to date, on any applicable Profit Distribution Date, the Company shall liquidate assets or incur indebtedness in order to pay such Profit Distribution and/or Tax Distribution, as the case may be, in full on such Profit Distribution Payment Date; provided, that the Allocation Member may elect, in its sole discretion, on such Profit Distribution Payment Date and/or Tax Distribution Payment Date, as the case may be, to allow the Company to defer the payment of all or any portion of the Profit Distribution and/or Tax Distribution, as the case may be, then accrued and unpaid until the next succeeding Profit Distribution Payment Date or Tax Distribution Payment Date, as the case may be, and, thereby, enable to the Company to avoid such liquidation or incurrence. For the avoidance of doubt, the Allocation Member may make such election to allow the Company to defer the payment of the Profit Distributions and/or Tax Distributions more than once.

(l)    Distribution Entitlement. The Allocation Member shall have the right to elect, in its sole discretion, on any applicable Profit Distribution Payment Date to defer payment by the Company of all or any portion of the amount of Profit Distribution payable by the Company in accordance with Section 5.2(e) on such Profit Distribution Payment Date. Such election shall become effective upon the delivery of a written notice to the Company indicating the amount of Profit Distribution that the Allocation Member is electing to defer (such amount, the “Distribution Entitlement”). Once deferred, the Company shall pay, on twenty (20) Business Days prior written notice delivered by the Allocation Member and received by the Company (the “Distribution Entitlement Notice”), all or any portion of the Distribution Entitlement Amount as designated by the Allocation Member in the Distribution Entitlement Notice (the “Distribution Entitlement Payment”) on the date specified in the Distribution Entitlement Notice (the “Distribution Entitlement Payment Date”). Any Distribution Entitlement Notice delivered by the Allocation Member pursuant to this Section 5.2(l) shall specify (i) the Distribution Entitlement Amount as of the date of such Distribution Entitlement Notice, (ii) the calculation of the Distribution Entitlement Amount, (iii) the portion of the Distribution Entitlement that the Allocation Member is electing to receive, and (iv) the Distribution Entitlement Payment Date with respect to the amount so elected to be received by the Allocation Member.

Section 5.3    Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, dividend or other distribution or allocation to the Company or the Members shall be treated as amounts paid to the

Members with respect to which such amounts were withheld pursuant to this Section 5.3 for all purposes under this Agreement. The Company is authorized to withhold from payments or with respect to allocations to the Members, and to pay over to any U.S. federal, state and local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any provisions of any other U.S. federal, state or local law or any foreign law, and shall allocate any such amounts to the Members with respect to which such amounts were withheld.

Section 5.4    Limitations on Dividends and Distributions.

(a)    The Company shall pay no distributions to the Members except as provided in this Article 5 and Article 14 or in any applicable Trust Interest Designation.

(b)    A Member may not receive, and the Company, and Board of Directors on behalf of the Company may not make, distributions from the Company to the extent such distribution is inconsistent with, or in violation of, the Act or any provision of this Agreement.

ARTICLE 6

BOARD OF DIRECTORS

Section 6.1    Current Board. The Board of Directors is comprised of the eight following individuals: Elias J. Sabo, C. Sean Day, James J. Bottiglieri, D. Eugene Ewing, Gordon Burns, Larry L. Enterline, Harold S. Edwards and Sarah G. McCoy (each, a “Current Director” and, collectively, the “Current Board”). Each Current Director shall hold office until his successor is elected or appointed and qualified, or until his or her earlier death, resignation or removal in accordance with this Article 6. The Current Board shall have all of the powers and authorities accorded to the Board of Directors, and each Current Director shall have all of the powers and authorities accorded the directors of the Company under the terms of this Agreement.

Section 6.2    General Powers. The business and affairs of the Company shall be managed by or under the direction of its Board of Directors. Each director of the Company, when acting in such capacity, is a “manager” within the meaning of Section 18-402 of the Act and as such is vested with the powers and authorities necessary for the management of the Company, subject to the terms of this Agreement and the Management Services Agreement; provided, that no director is authorized to act individually on behalf of the Company and the Board of Directors shall only take action in accordance with the requirements of this Agreement. In addition to the powers and authorities expressly conferred upon it by this Agreement, the Board of Directors may exercise all such powers of the Company and do all such lawful acts and things as are not prohibited by applicable law, including the Rules and Regulations, or by this Agreement required to be exercised or done by the Members. Without limiting the generality of the foregoing, it shall be the responsibility of the Board of Directors to establish broad objectives and the general course of the business, determine basic policies, appraise the adequacy of overall results, and generally represent and further the interests of the Members.

Section 6.3    Duties of Directors. Except as provided in this Agreement or otherwise required by the Act, each director of the Company shall have the same fiduciary duties to the Company and the Members as a director of a corporation incorporated under the DGCL has to such corporation and its stockholders, as if such directors of the Company were directors of a corporation incorporated under the DGCL. Except as provided in this Agreement, the parties intend that the fiduciary duties of the directors of the Company shall be interpreted consistently with the jurisprudence regarding such fiduciary duties of directors of a corporation under the DGCL. It shall be expressly understood that, to the fullest extent permitted by law, no director of the Company has any duties (fiduciary or otherwise) with respect to any action or inaction of the Manager, and that, to the fullest extent permitted by law, any actions or inactions of the directors of the Company that cause the Company to act in compliance or in accordance with the Management Services Agreement shall be deemed consistent and compliant with the fiduciary duties of such directors and shall not constitute a breach of any duty hereunder or existing in law, in equity or otherwise.

Section 6.4    Number, Tenure and Qualifications. As provided by Section 6.1, the Current Board is comprised of eight (8) Current Directors and at all times shall consist of at least a majority of Independent Directors. Subject to this Section 6.4, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the Board of Directors, but shall consist of not less than five (5) nor more than thirteen (13) directors. However, no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Subject to the next sentence, the Board of Directors shall be divided into three classes: Class I, Class II, Class III, with the holders of Trust Interests entitled to elect or appoint the Class I, II, and III directors. On the date hereof, each Current Director shall continue in the same class of directors (i.e., Class I, Class II or Class III) as such Current Director was elected into prior to the effectiveness of this Agreement. In addition, the Board of Directors shall include one (1) director (or, if there are nine (9) or more directors then serving on the Board of Directors, two (2) directors), who shall not be a member of any class (each, an “Appointed Director”), and who shall be elected or appointed by the Allocation Member.

Classes I, II and III shall be divided as nearly equal in numbers as the then total number of directors constituting such classes permits, with the term of office of each class expiring in succeeding years, so that (except for the initial terms provided below) each such director shall be elected for a three year term. Any director filling any Class I, II or III vacancy pursuant to Section 6.8 shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. The term of each director in Classes I, II and III shall be the period from the effective date of such director’s election until the end of the term provided in this paragraph, or until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. Directors need not be residents of the State of Delaware or Members.

The Allocation Member has designated Elias J. Sabo as the Appointed Director. The Appointed Director shall hold office until his successor is elected or appointed and qualified, or until his or her earlier death, resignation or removal in accordance with this Article 6. Any director filling a Appointed Director vacancy pursuant to Section 6.8 shall hold office until his successor is elected or appointed and qualified, or until his or her earlier death, resignation or removal in accordance with this Article 6.

Section 6.5    Election of Directors. Except as provided in Sections 6.1, 6.4 and 6.8, the Class I, II and III directors shall be elected at the annual meeting of Members. At any meeting of Members duly called and held for the election of directors at which a quorum is present, directors shall, subject to any Trust Interest Designation, be elected by a plurality of the Trust Interests present in person or represented by proxy at the meeting of Members. Except as provided in Sections 6.1 and 6.8, the Appointed Director shall be elected or appointed at such time or times as the Allocation Member so determines, pursuant to written notice delivered to the Chairman or, if none then serving, the Board of Directors as constituted immediately prior to such election or appointment.

Section 6.6    Removal. Any director may be removed from office, with or without cause, by the affirmative vote of the Members holding at least eighty-five percent (85%) of the applicable issued and Outstanding Voting Trust Interests that so elected or appointed such director. In the case of an Appointed Director, any such removal shall be evidenced in writing by the Allocation Member, which shall be delivered to the Chairman or, if none then serving, the Board of Directors as constituted immediately after such removal.

Section 6.7    Resignations. Any director, whether elected or appointed, may resign at any time upon notice of such resignation to the Company. An Independent Director who ceases to be independent shall promptly resign to the extent required for the Company or the Allocation Member to comply with applicable laws, rules and regulations.

Section 6.8    Vacancies and Newly Created Directorships. Subject to Section 6.9 and other than with respect to an Appointed Director and except as otherwise provided herein, any vacancies on the Board of Directors, including vacancies resulting from any increase in the authorized number of directors, shall be filled by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director. Notwithstanding anything to the contrary contained in the preceding sentences of this Section 6.8, any director filling any such vacancy shall satisfy the Applicable Listing Standards and the Rules and Regulations, and any necessary or required qualifications under the Applicable Listing Standards and the Rules and Regulations for applicable committee membership. Subject to Section 6.9, any vacancies in the Appointed Director for any reason, and any newly created directorships resulting from any increase in the authorized number of Appointed Directors may be filled by the Allocation Member at such time or times as the Allocation Member so determines, pursuant to written notice delivered to the Chairman or, if none then serving, the Board of Directors as constituted immediately prior to filling such vacancy, or such election or appointment.

Section 6.9    Appointment of or Nomination and Election of Chairman. C. Sean Day shall be the Chairman and shall hold such office until the earlier of such Chairman’s death, resignation or removal. Upon such Chairman’s death, resignation or removal, a majority of the Board of Directors shall elect a successor Chairman, who shall hold office until the earlier of such successor Chairman’s death, resignation or removal.

Section 6.10    Chairman of the Board. The Chairman shall be a member of the Board of Directors. The Chairman is not required to be an employee of the Company. The Chairman, if present, shall preside at all meetings of the Board of Directors. If the Chairman is unavailable for any reason, the duties of the Chairman shall be performed, and the Chairman’s authority may be exercised, by a director designated for this purpose by the remaining directors of the Board of Directors. The Chairman shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or this Agreement, all in accordance with basic policies as may be established by the Company, and subject to the approval and oversight of the Board of Directors.

Section 6.11    Regular Meetings. A regular meeting of the Board of Directors shall be held without any other notice than this Agreement, immediately after, and at the same place (if any) as, each annual meeting of Members. The Board of Directors may, by resolution, provide the time and place (if any) for the holding of additional regular meetings without any other notice than such resolution. Unless otherwise determined by the Board of Directors, the Secretary of the Company shall act as Secretary at all regular meetings of the Board of Directors and in the Secretary’s absence a temporary Secretary shall be appointed by the chairman of the meeting.

Section 6.12    Special Meetings. Special meetings of the Board of Directors shall be called at the request of the Chief Executive Officer, the Chairman or of eighty-five percent (85%) of the directors of the Board of Directors. The Person or Persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings. Unless otherwise determined by the Board of Directors, the Secretary of the Company shall act as Secretary at all special meetings of the Board of Directors and in the Secretary’s absence a temporary Secretary shall be appointed by the chairman of the meeting.

Section 6.13    Notice for Special Meetings. Notice of any special meeting of the Board of Directors shall be mailed by first class mail, postage paid, to each director at his or her business or residence or shall be sent by telegraph, express courier service (including, without limitation, Federal Express) or facsimile (directed to the facsimile number to which the director has consented to receive notice) or other electronic transmission (including, but not limited to, an e-mail address at which the director has consented to receive notice) not later than three (3) days before the day on which such meeting is to be held if called by the Chief Executive Officer or the Chairman and twenty one (21) days before the day on which such meeting is to be held in all other cases. Except in the case where the business to be transacted at such special meeting includes a proposed amendment to this Agreement, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 9.12, either before or after such meeting.

Section 6.14    Waiver of Notice. Whenever any notice is required to be given to any director of the Company under the terms of this Agreement, a waiver thereof in writing, signed by the Person or Persons entitled to such notice, or a waiver thereof by electronic transmission by the Person or Persons entitled to notice, whether before or after the time stated in such notice, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors or committee thereof need be specified in any written waiver of notice or any waiver by electronic transmission of notice of such meeting.

Section 6.15     Action Without Meeting. Any action required or permitted to be taken at any meeting by the Board of Directors or any committee or subcommittee thereof, as the case may be, may be taken without a meeting, without a vote and without prior notice if a consent thereto is signed or transmitted electronically, as the case may be, by the Chairman and at least eighty-five percent (85%) of the directors of the Board of Directors or of such committee or subcommittee, as the case may be, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee or subcommittee; provided, however, that such electronic transmission or transmissions must either set forth or be submitted with information from which it can be determined that the electronic transmission or transmissions were authorized by the director. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 6.16     Conference Telephone Meetings. Directors of the Board of Directors, or any committee or subcommittee thereof, may participate in a meeting of the Board of Directors or such committee or subcommittee by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 6.17     Quorum. Except as otherwise provided in this Agreement, at all meetings of the Board of Directors, at least thirty-five percent (35%) of the then total number of directors in office (such total number of directors, the “Entire Board of Directors”) shall constitute a quorum for the transaction of business. At all meetings of any committee of the Board of Directors, the presence of a majority of the total number of members of such committee (assuming no vacancies) shall constitute a quorum. The act of a majority of the directors or committee members present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as the case may be. If a quorum shall not be present at any meeting of the Board of Directors or any committee, a majority of the directors or members, as the case may be, present thereat may adjourn the meeting from time to time without further notice other than announcement at the meeting. The directors of the Board of Directors present at a duly organized meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors of the Board of Directors to leave less than a quorum.

Section 6.18     Committees.

(a)    The Company shall have three standing committees: the Nominating and Governance Committee, the Audit Committee and the Compensation Committee, as set out below. Each of the Nominating and Governance Committee, the Audit Committee and the Compensation Committee shall adopt by resolution a charter to establish the rules and responsibilities of such committee in accordance with applicable law, including the Rules and Regulations and the Applicable Listing Rules.

(i)    Nominating and Corporate Governance Committee. The Board of Directors, by resolution adopted by a majority of the Entire Board of Directors, has designated a Nominating and Corporate Governance Committee comprised solely of Independent Directors, which committee shall oversee the Company’s commitment to good corporate governance, develop and recommend to the Board a set of corporate governance principles and oversee the evaluation of the performance of the Board of Directors. The Nominating and Corporate Governance Committee shall have the duties and responsibilities enumerated in its charter, as amended from time to time by the Board of Directors.

Subject to Section 6.8, the Nominating and Corporate Governance Committee will solicit recommendations for director nominees (other than the Appointed Director) from the Chairman and the Chief Executive Officer. The Nominating and Corporate Governance Committee may also recommend to the Board specific policies or guidelines concerning the structure and composition of the Board of Directors or committees of the Board of Directors, and the tenure and retirement of directors (other than the Appointed Director) and matters related thereto.

(ii)    Audit Committee. The Board of Directors, by resolution adopted by a majority of the Entire Board of Directors, has designated an Audit Committee comprised of not fewer than three (3) nor more than seven (7) directors, all of whom shall be Independent Directors, who shall collectively meet the financial literacy requirements of the Exchange Act, the Rules and Regulations and of the Applicable Listing Rules. At least one member of the Audit Committee will meet the accounting or related financial management expertise required to be established by the Board of Directors. The Audit Committee shall have the duties and responsibilities enumerated in its charter, as amended from time to time by the Board of Directors.

The Company shall provide appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board of Directors for payment of:

(A)    compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

(B)    compensation to independent counsel and other advisors engaged for any reason by the Audit Committee; and

(C)    ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

(iii)    Compensation Committee. The Board of Directors, by resolution adopted by a majority of the Entire Board of Directors, has designated a Compensation Committee comprised solely of Independent Directors. The Compensation Committee shall have the duties and responsibilities enumerated in its charter, as amended from time to time by the Board of Directors.

(b)    In addition, the Board of Directors may designate one or more additional committees or subcommittees, with each such committee or subcommittee consisting of such number of directors of the Company and having such powers and authority as shall be determined by resolution of the Board of Directors.

(c)    All acts done by any committee or subcommittee within the scope of its powers and authority pursuant to this Agreement and the resolutions adopted by the Board of Directors in accordance with the terms hereof shall be deemed to be, and may be certified as being, done or conferred under authority of the Board of Directors. The Secretary is empowered to certify that any resolution duly adopted by any such committee is binding upon the Company and to execute and deliver such certifications from time to time as may be necessary or proper to the conduct of the business of the Company.

(d)    Regular meetings of committees shall be held at such times as may be determined by resolution of the Board of Directors or the committee or subcommittee in question and no notice shall be required for any regular meeting other than such resolution. A special meeting of any committee or subcommittee shall be called by resolution of the Board of Directors or by the Secretary upon the request of the Chief Executive Officer, the Chairman or a majority of the members of any committee. Notice of special meetings shall be given to each member of the committee in the same manner as that provided for in Section 6.13.

Section 6.19     Committee Members.

(a)    Each member of any committee of the Board of Directors shall hold office until such member’s successor is elected and has qualified, unless such member sooner dies, resigns or is removed.

(b)    Subject to Section 6.8, the Board of Directors may designate one or more directors as alternate members of any committee to fill any vacancy on a committee and to fill a vacant chairmanship of a committee, occurring as a result of a member or chairman leaving the committee, whether through death, resignation, removal or otherwise.

Section 6.20     Committee Secretary. The Secretary of the Company shall act as Secretary of any committee or subcommittee, unless otherwise provided by the Board of Directors or the committee or subcommittee, as applicable.

Section 6.21     Compensation. The directors may be paid their expenses, if any, incurred with respect to their attendance at each meeting of the Board of Directors in their capacities as directors, any expenses reasonably incurred in their capacities as directors and, other than an Appointed Director or any executive officer serving in a director capacity who is an employee of the Manager, may be paid compensation as director or chairman of any committee or subcommittee, as the case may be, as determined by the Compensation Committee. Members of special or standing committees may be allowed like compensation and payment of expenses for attending committee meetings.

Section 6.22     Indemnification, Advances and Insurance.

(a)    Each Person who was or is made a party or is threatened to be made a party to or is involved in any manner in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, she or a Person of whom he or she is the legal representative is or was a director, officer, manager, Member of the Company or the Manager of the Company or the Tax Matters Member, or is or was serving at the request of the Company as a director, officer, manager, member of a Subsidiary of the Company or the Manager of the Company, if the Person acted in good faith and in a manner the Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Person’s conduct was unlawful, shall be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Person in connection with any such action, suit or proceeding, and held harmless by the Company to the fullest extent permitted from time to time as such Person would be if the Company were a corporation incorporated under the DGCL as the same exists or may hereafter be amended (but, if permitted by applicable law, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect, and such indemnification shall continue as to a Person who has ceased to be a director, officer, manager, Member (or member) or the Manager of the Company and shall inure to the benefit of his or her heirs, executors and administrators (if applicable); provided, however, that the Company shall indemnify any such Person seeking indemnification in connection with any such action, suit or proceeding (or part thereof) initiated by such Person only if such action, suit or proceeding (or part thereof) was authorized by the Board of Directors or is an action, suit or proceeding to enforce such Person’s claim to indemnification pursuant to the rights granted by this Agreement. The Company shall pay, to the fullest extent permitted by law, the expenses (including attorneys’ fees) incurred by such Person in defending any such action, suit or proceeding in advance of its final disposition upon receipt (unless the Company upon authorization of the Board of Directors waives such requirement to the extent permitted by applicable law) of an undertaking by or on behalf of such Person to repay such amount if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such Person is not entitled to be indemnified by the Company as authorized in this Agreement or otherwise.

With respect to any Person who is a present or former director, officer, manager, Member of the Company or the Manager of the Company, the undertaking required by this Section 6.22(a) shall be an unlimited general obligation but need not be secured and shall be accepted without reference to financial ability to make repayment; provided, however, that such present or former director, officer, manager, Member of the Company or the Manager of the Company does not transfer assets with the intent of avoiding such repayment. With respect to any Person who is a present or former director, officer, manager, Member of the Company or the Manager of the Company, the provisions of Section 6.22(b) relating to a determination that indemnification is proper in the circumstances shall not be a condition to such Person’s right to receive advances pursuant to this Section 6.22(a).

(b)    Any indemnification of a present or former director, officer, manager, Member or the Manager of the Company under this Section 6.22 shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, manager, Member or the Manager of the Company is proper in the circumstances because the Person has met the applicable standard of conduct set forth in Section 6.3 or the applicable section of Article 7, as the case may be, and acted in good faith and in a manner the Person reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that its conduct was unlawful. Such determination shall be made, with respect to a Person who is a director, officer, manager, Member or the Manager of the Company at the time of such determination, (1) by a majority vote of the directors who are not parties to any such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if a majority, even though less than a quorum, of such directors so direct, by independent legal counsel in a written opinion, or (4) by the Members. The indemnification and the advancement of expenses incurred in defending an action, suit or proceeding prior to its final disposition provided by or granted pursuant to this Agreement shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, provision of the Certificate, other provision of this Agreement, vote of Members or Disinterested Directors (as defined below) or otherwise. No repeal, modification or amendment of, or adoption of any provision inconsistent with, this Section 6.22, nor, to the fullest extent permitted by applicable law, any modification of law, shall adversely affect any right or protection of any Person granted pursuant hereto existing at, or with respect to any events that occurred prior to, the time of such repeal, amendment, adoption or modification.

(c)    The Company may maintain insurance, at its expense, to protect itself and any Person who is or was a director, officer, partner, the Manager (or manager), Member (or member), employee or agent of the Company or a Subsidiary of the Company or of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under the DGCL (if the Company were a corporation incorporated thereunder) or the Act.

(d)    The Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Company the expenses incurred in defending any such action, suit or proceeding in advance of its final disposition, to any Person who is or was an employee or agent of the Company or any Subsidiary of the Company (other than those Persons indemnified pursuant to clause (a) of this Section 6.22) and to any Person who is or was serving at the request of the Company or a Subsidiary of the Company as a director, officer, partner, manager, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Company or a Subsidiary of the Company, to the fullest extent of the provisions of this Agreement with respect to the indemnification and advancement of expenses of directors, officers, managers and Members of the Company. The payment of any amount to any Person pursuant to this clause (d) shall subrogate the Company to any right such Person may have against any other Person.

(e)    The indemnification provided in this Section 6.22 is intended to comply with the requirements of, and provide indemnification rights substantially similar to those available to corporations incorporated under, the DGCL as it relates to the indemnification of officers, directors, employees and agents of a Delaware corporation and, as such (except to the extent greater rights are expressly provided in this Agreement), the parties intend that they should be interpreted consistently with the provisions of, and jurisprudence regarding, the DGCL.

(f)    Any notice, request or other communications required or permitted to be given to the Company under this Section 6.22 shall be in writing and either delivered in person or sent by facsimile, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Company and shall be effective only upon receipt by the Secretary, as the case may be.

(g)    To the fullest extent permitted by the law of the State of Delaware, each Member, manager, director, officer, employee and agent of the Company agrees that all actions for the advancement of expenses or indemnification brought under this Section 6.22 or under any vote of Members or Disinterested Directors or otherwise shall be a matter to which Section 18-111 of the Act shall apply and which shall be brought exclusively in the Court of Chancery of the State of Delaware. Each of the parties hereto agree that the Court of Chancery may summarily determine the Company’s obligations to advance expenses (including attorneys’ fees) under this Section 6.22.

(h)    The rights to indemnification and advancement of expenses provided by this Section 6.22 shall be in addition to any other rights to which an indemnified Person may be entitled under this or any other agreement or any insurance policy, pursuant to a vote of Members or Disinterested Directors with respect to such matter, as a matter of law, in equity or otherwise, both as to actions in the indemnified Person’s capacity as an indemnified Person and as to actions in any other capacity while holding such office, and shall continue as to an indemnified Person who has ceased to serve in such capacity.

Section 6.23     Reliance; Limitations in Liability.

(a)    Each director and officer of the Company shall, in the performance of such director’s or officer’s duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by the Manager, or employees of the Manager, or any of the officers of the Company, or committees of the Board of Directors, or by any other Person as to matters the director or officer reasonably believes are within such other Person’s professional or expert competence, including, without limitation, information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company, or the value and amount of assets or reserves or contracts, agreements or other undertakings that would be sufficient to pay claims and obligations of the Company or to make reasonable provision to pay such claims or obligations, or any other facts pertinent to the existence and amount of the assets of the Company from which distributions to Members might properly be paid. All references to officers in this Section 6.23 shall include seconded officers.

(b)    No director or officer shall be liable to the Company or the Members for monetary damages for any breach of fiduciary duty by such director or officer as a director or officer; provided, however, that a director or officer shall be liable to the same extent as if he or she were a director or officer of a Delaware corporation pursuant to the DGCL (i) for breach of the director’s or officer’s duty of loyalty to the Company or its Members, (ii) for acts or omissions not in good faith or a knowing violation of applicable law, or (iii) for any transaction for which the director or officer derived an improper benefit. To the extent the provisions of this Agreement restrict or eliminate the duties and liabilities of a director or officer of the Company or the Members or the Manager otherwise existing at law or in equity, the provisions of this Agreement shall replace such duties and liabilities.

(c)    To the fullest extent permitted by law, neither a director nor an officer of the Company shall be liable to the Company, any Member, the Trust or any other Person for: (i) any action taken or not taken as required by this Agreement; (ii) any action taken or not taken as permitted by this Agreement and, with respect to which, such director or officer acted on an informed basis, in good faith and with the honest belief that such action, taken or not taken, was in the best interests of the Company; or (iii) the Company’s compliance with an obligation incurred or the performance of any agreement entered into prior to such director or officer having become a director or officer of the Company.

(d)    No director or officer shall be liable to the Company or to any other director or Member of the Company or any such other Person for breach of fiduciary duty for the director’s or officer’s good faith reliance on the provisions of this Agreement.

(e)    Except as otherwise required by the Act, the debts, obligations and liabilities of the Company shall be solely the debts, obligations and liabilities of the Company and no director or officer shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a director or officer of the Company.

ARTICLE 7

OFFICERS

Section 7.1    General.

(a)    The officers of the Company shall be elected by the Board of Directors, subject to Section 7.1(b) and Article 8. The officers of the Company shall consist of a Chief Executive Officer, a Chief Financial Officer and a Secretary and, subject to Section 7.1(b), such other officers as in the judgment of the Board of Directors may be necessary or desirable. All officers elected by the Board of Directors shall have such powers and duties as generally pertain to their respective offices for a corporation incorporated under the DGCL, subject to the specific provisions of this Article 7. Such officers shall also have powers and duties as from time to time may be conferred by the Board of Directors or any committee thereof. Any number of offices may be held by the same Person, unless otherwise prohibited by applicable law or this Agreement. The officers of the Company need not be Members or directors of the Company.

(b)    For so long as the Management Services Agreement is in effect, the Manager shall second personnel to serve as the Chief Executive Officer and the Chief Financial Officer and in such other capacities as set forth in the Management Services Agreement, subject to Section 8.5. The Board of Directors shall elect nominated personnel as officers of the Company in accordance with this Article 7. Upon termination of the Management Services

Agreement, if no replacement manager is retained by the Company to assume the Manager’s rights and obligations hereunder, the Nominating and Corporate Governance Committee shall nominate and the Board of Directors shall elect the officers of the Company.

Section 7.2     Duties of Officers. Except as provided in this Agreement or as required by the Act, each officer of the Company shall have the same fiduciary duties applicable to officers of a corporation incorporated under the DGCL, as if such officers were officers of a corporation incorporated under the DGCL. Except as provided in this Agreement, the parties hereto intend that the fiduciary duties of the officers of the Company shall be interpreted consistently with the jurisprudence regarding such fiduciary duties of officers of a corporation under the DGCL. It shall be expressly understood that, to the fullest extent permitted by law, no officer of the Company owes any duties (fiduciary or otherwise) to the Members or the Company with respect to any action or inaction of the Manager pursuant to the terms of the Management Services Agreement.

Section 7.3     Election and Term of Office. Subject to Section 7.1(b), the elected officers of the Company shall be elected from time to time by the Board of Directors. Each officer so elected shall hold office until his or her successor shall have been duly elected and qualified or until his or her earlier death or resignation or removal.

Section 7.4     Chief Executive Officer. The Chief Executive Officer of the Company shall, subject to the oversight of the Board of Directors, supervise, coordinate and manage the Company’s business and operations, and supervise, coordinate and manage its activities, operating expenses and capital allocation, shall have general authority to exercise all the powers necessary for the Chief Executive Officer of the Company and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or this Agreement, all in accordance with basic policies as may be established by the Board of Directors.

Section 7.5     Chief Financial Officer. The Chief Financial Officer shall have responsibility for the financial affairs of the Company, including the preparation of financial reports, managing financial risk and overseeing accounting and internal control over financial reporting, subject to the responsibilities of the Audit Committee. The Chief Financial Officer shall also be the Company’s chief compliance officer, with responsibility for overseeing and managing compliance issues, including, without limitation, ensuring compliance with regulatory requirements, and internal controls, policies and procedures. In the absence of a Secretary, the Chief Financial Officer shall be responsible for the performance of the duties of Secretary. The Chief Financial Officer shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or this Agreement, all in accordance with basic policies as may be established by the Board of Directors and subject to the oversight of the Board of Directors and the Chief Executive Officer.

Section 7.6     Reserved.

Section 7.7     Secretary. The Secretary shall act as secretary of all meetings of Members and the Board of Directors and any meeting of any committee of the Board of Directors. The Secretary shall prepare and keep or cause to be kept in books provided for such purpose minutes of all meetings of Members and the Board of Directors and any meeting of any committee of the Board of Directors, ensure that all notices are duly given in accordance with the provisions of this Agreement and applicable laws, and perform all duties incident to the office of Secretary and as required by law and such other duties as may be assigned to him or her from time to time by the Board of Directors.

Section 7.8     Resignations. Any officer of the Company may resign at any time upon notice of such resignation to the Company.

Section 7.9     Vacancies. Subject to Section 7.1(b), a newly created office and a vacancy in any office because of death, resignation or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors.

ARTICLE 8

MANAGEMENT

Section 8.1     Duties of the Manager. For so long as the Management Services Agreement is in effect and subject at all times to the oversight of the Board of Directors, the Manager will manage the business of the Company and provide its services to the Company in accordance with the terms and conditions of the Management Services Agreement.

Section 8.2     Secondment of the Chief Executive Officer and Chief Financial Officer. Pursuant to the terms of the Management Services Agreement, the Manager will second to the Company natural Persons to serve as the Chief Executive Officer and Chief Financial Officer. The Chief Executive Officer and the Chief Financial Officer shall report directly to the Board.

Section 8.3     Secondment of Additional Officers. Pursuant to the terms of the Management Services Agreement, the Manager and the Company may agree from time to time that the Manager will second to the Company one or more additional natural Persons to serve as officers of the Company, upon such terms as the Manager and the Company may mutually agree. Any such natural Persons will have such titles and fulfill such functions as the Manager and the Company may mutually agree.

Section 8.4     Status of Seconded Officers and Employees. Any officers or employees of the Manager seconded to the Company pursuant to Section 8.3 shall not be employees of the Company; provided, that, except as provided in this Agreement or as required by the Act, any such seconded officers and employees of the Manager shall have the same fiduciary duties with respect to the Company applicable to officers or similarly situated employees, as the case may be, of a corporation incorporated under the DGCL, as if such officers or employees, as the case may be, were officers or employees, as the case may be, of a corporation incorporated under the DGCL. Except as provided in this Agreement, the parties hereto intend that the fiduciary duties of any such seconded officers and employees of the Manager shall be interpreted consistently with the jurisprudence regarding such fiduciary duties of officers or similarly situated employees, as the case may be, of a corporation under the DGCL. It shall be expressly understood that, to the fullest extent permitted by applicable law, no seconded officer or employee of the Manager owes any duties (fiduciary or otherwise) to the Members or the Company with respect to any action or inaction of the Manager except in accordance with the terms of the Management Services Agreement.

Section 8.5     Removal of Seconded Officers. The Board of Directors shall have the right to remove any officer of the Company at any time, with or without cause; provided, however, that for so long as the Management Services Agreement is in effect, the Board of Directors may remove officers of the Company seconded by the Manager only pursuant to the terms of the Management Services Agreement.

Section 8.6     Replacement Manager. In the event that the Management Services Agreement is terminated and the Board of Directors determines that a replacement manager should be retained to provide for the management of the Company pursuant to a management or other services agreement, the affirmative vote of a majority of the holders of Trust Interests present in person or represented by proxy at the meeting of Members shall be required to retain such replacement manager.

ARTICLE 9

THE MEMBERS

Section 9.1     Rights or Powers. The Members acting as such shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way. Notwithstanding the foregoing, the Members have all the rights and powers specifically set forth (i) in this Agreement, including, without limitation, those rights and powers set forth in Article 12, (ii) in any applicable Trust Interest Designation and (iii) to the extent not inconsistent with this Agreement, in the Act.

Section 9.2     Annual Meetings of Members. The annual meeting of the Members of the Company shall be held at such date, at such time and at such place (if any) within or without the State of Delaware as may be fixed by resolution of the Board of Directors. Any other business may be transacted at the annual meeting; provided, that it is properly brought before the meeting.

Section 9.3     Special Meetings of Members. Special meetings of the Members of the Company shall be held on such date, at such time and at such place (if any) within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Special meetings of the Members may be called at any time only by the Chairman or by the Board of Directors pursuant to a resolution adopted by the Board of Directors. Business transacted at any special meeting of Members shall be limited to the purposes stated in such notice.

Section 9.4     Place of Meeting. The Board of Directors may designate the place (if any) of meeting for any meeting of the Members. If no designation is made by the Board of Directors, the place of meeting shall be the principal executive office of the Company. In lieu of holding any meeting of Members at a designated place, the Board of Directors may, in its sole discretion, determine that any meeting of Members may be held solely by means of remote communication.

Section 9.5     Notice of Meeting.

(a)    A notice of meeting, stating the place (if any), day and hour of the meeting, and the means of remote communication, if any, by which Members and proxy holders may be deemed to be present in person and vote at such meeting, shall be prepared and delivered by the Company not less than twenty (20) days and not more than sixty (60) days before the date of the meeting, either personally, by mail or, to the extent and in the manner permitted by applicable law, electronically, to each Member of record. In the case of special meetings, the notice shall state the purpose or purposes for which such special meeting is called. Such further notice shall be given as may be required by applicable law. Any previously scheduled meeting of the Members may be postponed, and (unless this Agreement otherwise provides) any special meeting of the Members may be canceled, by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of Members. Any notice of meeting given to Members pursuant to this Section 9.5 shall be effective if given by a form of electronic transmission consented to by the Member to whom the notice is given. Any such consent shall be revocable by the Member by written notice to the Company and shall also be deemed revoked if (1) the Company is unable to deliver by electronic transmission two consecutive notices given by the Company in accordance with such consent, and (2) such inability becomes known to the Secretary of the Company, the Transfer Agent or other person responsible for the giving of notice; provided, that, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(b)    Notice to Members shall be given personally, by mail or, to the extent and in the manner permitted by applicable law, electronically to each Member of record. If mailed, such notice shall be delivered by postage prepaid envelope directed to each holder at such Member’s address as it appears in the records of the Company and shall be deemed given when deposited in the United States mail.

(c)    In order that the Company may determine the Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) or fewer than twenty (20) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(d)    Notice given by electronic transmission pursuant to this subsection shall be deemed given: (1) if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the Member has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the Member has consented to receive notice; (3) if by posting on an electronic network together with separate notice to the Member of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the Member. An affidavit of the Secretary or an assistant Secretary or of the Transfer Agent or other agent of the Company that the notice has been given by personal delivery, mail or a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 9.6     Quorum and Adjournment. Except as otherwise provided by applicable law or by the Certificate or this Agreement, the Members present in person or by proxy holding a majority of each class of the Outstanding LLC Interests entitled to vote hereunder, shall constitute a quorum at a meeting of Members. The Chairman or the holders of a majority of each class of the LLC Interests entitled to vote hereunder so represented may adjourn the meeting from time to time, whether or not there is such a quorum. The Members present at a duly organized meeting at which a quorum is present in person or by proxy may continue to transact business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum.

When a meeting is adjourned to another time and place, if any, unless otherwise provided by this Agreement, notice need not be given of the reconvened meeting if the date, time and place, if any, thereof and the means of remote communication, if any, by which Members and proxyholders may be deemed to be present in person and vote at such reconvened meeting are announced at the meeting at which the adjournment is taken. If the time, date and place of the reconvened meeting are not announced at the meeting at which the adjournment is taken, then the Secretary of the Company shall give written notice of the time, date and place of the reconvened meeting not less than twenty (20) days prior to the date of the reconvened meeting. At the reconvened meeting, the Members may transact any business that might have been transacted at the original meeting. A determination of Members of record entitled to notice of or to vote at a meeting of Members shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for the reconvened meeting. If an adjournment is for more than thirty (30) days or if, after an adjournment, a new record date is fixed for the reconvened meeting, a notice of the reconvened meeting shall be given to each Member entitled to vote at the meeting.

Section 9.7     Proxies. For so long as the Trust is the sole holder of Trust Interests, actions by Trust Members required to be taken hereunder will be taken by the Trust pursuant to instructions given to the Trust by the holders of the Trust Shares in accordance with the Trust Agreement or otherwise pursuant to terms set forth in the Trust Agreement. In addition, for so long as the Trust is the sole holder of Trust Interests, the Company shall provide to the Trust, for transmittal to the holders of Trust Shares, the appropriate form of proxy to enable the holders of Trust Shares to direct, in proportion to their percentage ownership of the Trust Shares, the vote of the Trust Member, and the Trust Member shall vote its Trust Interests in the same proportion as the vote of holders of Trust Shares. At all meetings of Members, a Member may vote by proxy as may be permitted by law; provided, that no proxy shall be voted after three (3) years from its date unless, in the case of the Trust Member and for so long as the Trust is the sole holder of Trust Interests, the proxy provides for a longer period in accordance with the Trust Agreement. Any proxy to be used at a meeting of Members must be filed with the Secretary of the Company or his or her representative at or before the time of the meeting. A Member may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Company a revocation of the proxy or a new proxy bearing a later date.

Section 9.8     Notice of Member Business and Nominations.

(a)    Annual Meetings of Members.

(i)    Nominations of individuals for election to the Board of Directors by a Member (other than any Appointed Director, who shall be appointed by the Allocation Member for so long as the Allocation Member is entitled to appoint one or more directors to the Board of Directors pursuant to the terms of this Agreement), and the proposal of business to be considered by the Members at an annual meeting of Members, may be made (A) pursuant to the Company’s notice of meeting delivered pursuant to Section 9.5, (B) by or at the direction of the Board of Directors or (C) by any Member of the Company who is entitled to vote at the meeting, who complies with the notice procedures set forth in clause (ii) of this Section 9.8(a).

In addition to any other applicable requirements, for a nomination for election of a director to be made by a Member (other than any Appointed Director, who shall be appointed by the Allocation Member for so long as the Allocation Member is entitled to appoint one or more directors to the Board of Directors pursuant to the terms of this Agreement) or for business to be properly brought before an annual meeting by a Member, such Member must (A) be a Member of record on both (1) the date of the delivery of such nomination or the date of the giving of the notice provided for in this Section 9.8(a) and (2) the record date for the determination of Members entitled to vote at such annual meeting, and (B) have given timely notice thereof in proper written form in accordance with the requirements of this Section 9.8(a) to the Secretary.

(ii)    For nominations or other business to be properly brought before an annual meeting by a Member pursuant to Section 9.8(a)(i)(C), the Member must have given timely notice thereof in writing to the Secretary of the Company and, in the case of business other than nominations, such other business must otherwise be a proper matter for Member action. Except to the extent otherwise required by applicable law, to be timely, a Member’s notice shall be delivered to the Secretary at the principal executive offices of the Company not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that, in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by a Member must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company. In the case of the first annual meeting of Members, a Member’s notice shall be timely if it is delivered to the Secretary at the principal executive offices of the Company not earlier than the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement or an adjournment or postponement of an annual meeting commence a new time period for the giving of a Member’s notice as described in this Section 9.8(a). The number of nominees a Member may nominate for election at the annual meeting shall not exceed the number of directors to be elected at such annual meeting.

Subject to Section 9.8(a)(i), such Member’s notice (“Member Section 9.8 Director Nomination Notice”) shall set forth as to each individual whom the Member proposes to nominate for election or reelection as a director: (A) the name, age, business address and residence address of each nominee proposed in such Member Section 9.8 Director Nomination Notice; and (B) the principal occupation or employment of each such nominee; and (C) the class and number of LLC Interests of the Company and Trust Shares that are owned of record and beneficially by each such nominee (if any); and (D) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominees as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed pursuant to Regulation 14A under the Exchange Act; and (E) a written statement and agreement executed by each such nominee acknowledging that such person (i) consents to being named in the Trust’s proxy statement as a nominee and to serving as a director if elected; (ii) intends to serve as a director for the full term for which such person is standing for election; and (iii) makes the following representations: (x) that the director nominee is not and will not become a party to any agreement, arrangement or understanding with, and has not given any assurance to, or made any commitment to, any Person as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected, as a director of the Company, with such person’s fiduciary or other duties under applicable law or this Agreement; and (y) that the director nominee is not and will not become a party to any agreement, arrangement or understanding with any Person other than the Trust or the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such person’s nomination for director or service as a director that has not been disclosed to the Company. The Member Section 9.8 Director Nomination Notice shall also contain the following information with respect to the Member making the director nomination proposal (“Proposing Member”):

(A) the name and address of the Proposing Member as they appear on the Company’s books and of the beneficial owner, if any, on whose behalf the nomination is being made,

(B) the class and number of LLC Interests of the Company that are owned by the Proposing Member (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination is being made as of the date of the Member Section 9.8 Director Nomination Notice, and a representation that the Proposing Member will notify the Company in writing of the class and number of such interests owned of record and beneficially as of the record date for the meeting within five business days after the record date for such meeting,

(C) a description of any agreement, arrangement, or understanding with respect to such nomination between or among the Proposing Member and the beneficial owner, if any, on whose behalf the nomination is being made and any of their affiliates or associate, and any others (including the names) acting in concert with any of the foregoing, and a representation that the Proposing Member will notify the Company in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting within five business days after the record date for such meeting,

(D) a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing

Member’s Section 9.8 Director Nomination Notice by or on behalf of, the Proposing Member or the beneficial owner, if any, on whose behalf the nomination is being made and any of their affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such Person or any of their affiliates or associates with respect to LLC Interests of the Company, and a representation that the Proposing Member will notify the Company in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting within five business days after the record date for such meeting,

(E) a representation that the Proposing Member is a holder of record of LLC Interests of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and

(F) any other information relating to such Member and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Regulation 14A under the Exchange Act.

As to any other business that a Member proposes to bring before the annual meeting, the Member’s notice (“Member Section 9.8 Other Business Notice”) shall set forth:

(A) a brief description of the business desired to be brought before the annual meeting;

(B) the reasons for conducting such business at the annual meeting;

(C) the text of any proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend this Agreement, the language of the proposed amendment);

(D) any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such proposing Member and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the business is being proposed;

(E) any other information relating to such proposing Member and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

(F) a description of all agreements, arrangements, or understandings between or among such proposing Member, the beneficial owner, if any, on whose behalf the proposal is being made, any of their affiliates or associates, and any other Person or Persons (including their names) in connection with the proposal of such business and any material interest of such proposing Member, beneficial owner, or any of their affiliates or associates, in such business, including any anticipated benefit therefrom to such proposing Member, beneficial owner, or their affiliates or associates; and

(G) the information with respect to the proposing Member required to be disclosed under the prior paragraph of this Section 9.8(a)(ii) in connection with a Member Section 9.8 Director Nomination Notice.

(b)    Special Meeting of Members. Only such business shall be conducted at a special meeting of Members as shall have been brought before the meeting pursuant to the Company’s notice of meeting pursuant to Section 9.5. Nominations of individuals for election to the Board of Directors by a Member (other than any Appointed Director, who shall be appointed by the Allocation Member for so long as the Allocation Member is entitled to appoint one or more directors to the Board of Directors pursuant to the terms of this Agreement) may be made at a special meeting of Members at which directors are to be elected pursuant to the Company’s notice of meeting (i) by or at the direction of the Board of Directors, or (ii) by any Member who is entitled to vote at the meeting who complies with the Member Section 9.8 Director Nomination Notice procedures set forth in this Section 9.8, specifically including 9.8(a)(ii).

In addition to any other applicable requirements, for a nomination for election of a director to be made by a Member, such Member must (A) be a Member of record on both (1) the date of the delivery of such nomination and (2) the record date for the determination of Members entitled to vote at such special meeting, and (B) have given timely notice thereof in proper written form in accordance with the requirements of this Section 9.8(b) to the Secretary. The number of nominees a Member may nominate for election at a special meeting (or in the case of a Member giving the notice on behalf of a beneficial owner, the number of nominees a Member may nominate for election at a special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting.

In the event the Company calls a special meeting of Members for the purpose of electing one or more directors to the Board of Directors, any Member entitled to vote thereon may nominate such number of individuals for election to such position(s) as are specified in the Company’s Notice of Meeting, if such Member’s notice as required by Section 9.8(a)(ii) shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the one hundred and twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a Member’s notice as described above.

(c)    General.

(i)    Only individuals who are nominated in accordance with the procedures set forth in this Section 9.8 shall be eligible to be considered for election as directors at a meeting of Members and only such business shall be conducted at a meeting of Members as shall have been brought before the meeting in accordance with the procedures set forth in this Section 9.8.

Except as otherwise provided by applicable law or this Section 9.8, the Chairman shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 9.8 and, if any proposed nomination or business is not in compliance with this Section 9.8, to declare that such defective proposal or nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 9.8, unless otherwise required by law, if the Member (or a qualified representative of the Member) does not appear at the annual or special meeting of Members to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this Section 9.8, to be considered a qualified representative of a Member, a person must be a duly authorized officer, manager or partner of such Member or must be authorized by a writing executed by such Member or an electronic transmission delivered by such Member to act for such Member as proxy at the meeting of Members and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Members.

(ii)    For purposes of this Section 9.8, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iii)    Notwithstanding the foregoing provisions of this Section 9.8, a Member shall also comply with all applicable requirements of the Exchange Act, the Rules and Regulations thereunder and the Listing Rules with respect to the matters set forth in this Section 9.8. Nothing in this Section 9.8 shall be deemed to affect any rights of Members to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 9.9    Procedure for Election of Directors; Voting. The election of directors submitted to Members at any meeting shall be decided by a plurality of the votes cast by the Members entitled to vote thereon. Except as otherwise provided by applicable law or this Agreement, all matters other than the election of directors submitted to the Members at any meeting shall be decided by the affirmative vote of the holders of a majority of the then Outstanding LLC Interests entitled to vote thereon present in person or represented by proxy at the meeting of Members. The vote on any matter at a meeting, including the election of directors, shall be by written ballot. Each ballot shall be signed by the Member voting, or by such Member’s proxy, and shall state the number of LLC Interests voted.

Section 9.10    Inspectors of Elections; Opening and Closing the Polls.

(a)    The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors shall not be directors, officers or employees of the Company, to act at the meeting and make a written report thereof. One or more individuals may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been so appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at a meeting of Members, the Chairman shall appoint one or more inspectors to act at the meeting. Each such inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the DGCL as if the Company were a Delaware corporation.

(b)    The Chairman shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the Members will vote at the meeting.

Section 9.11    Confidential Member Voting. All proxies, ballots and votes, in each case to the extent they disclose the specific vote of an identified Member, shall be tabulated and certified by an independent tabulator, inspector of elections and/or other independent parties and shall not be disclosed to any director, officer or employee of the Company; provided, however, that, notwithstanding the foregoing, any and all proxies, ballots and voting tabulations may be disclosed: (a) as necessary to meet legal requirements or to assist in the pursuit or defense of legal action; (b) if the Company concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes; (c) in the event of a proxy, consent or other solicitation in opposition to the voting recommendation of the Board of Directors; and (d) if a Member requests or consents to disclosure of such Member’s vote or writes comments on such Member’s proxy card or ballot.

Section 9.12     Waiver of Notice. Whenever any notice is required to be given to any Member by the terms of this Agreement, a waiver thereof in writing, signed by the Person or Persons entitled to such notice, or a waiver thereof by electronic transmission by the Person or Persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the Members need be specified in any written waiver of notice or any waiver by electronic transmission of such meeting. Notice of any meeting of Members need not be given to any Member if waived by such Member either in a writing signed by such Member or by electronic transmission, whether such waiver is given before or after such meeting is held. If any such waiver is given by electronic transmission, the electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the Member.

Section 9.13    Remote Communication. For the purposes of this Agreement, if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, Members and proxyholders may, by means of remote communication:

(a)    participate in a meeting of Members; and

(b)    to the fullest extent permitted by applicable law, be deemed present in person and vote at a meeting of Members, whether such meeting is to be held at a designated place or solely by means of remote communication;

provided, however, that (i) the Company shall implement reasonable measures to verify that each Person deemed present and permitted to vote at the meeting by means of remote communication is a Member or proxyholder, (ii) the Company shall implement reasonable measures to provide such Members and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Members, including an opportunity to read or hear the proceedings of the meeting substantially and concurrently with such proceedings, and (iii) if any Member or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Company.

Section 9.14    Member Action Without a Meeting. For so long as the Trust remains the sole holder of Trust Interests, the Trust shall take any action required or permitted to be taken at any meeting of Members, by executing a written consent that shall reflect the vote of the holders of Trust Shares as required by the terms of the Trust Agreement, without such meeting, without prior notice, and without a vote. Proxy materials completed by the holders of Trust Shares evidencing the result of a vote taken at a meeting of the holders of Trust Shares with at least the minimum number of votes required to constitute an affirmative vote of the holders of Trust Shares under the Trust Agreement shall be delivered to the Company indicating the vote or action being approved or disapproved by such holders with respect to those matters reserved to the Trust Members of the Company by this Agreement. If the Trust is not the sole owner of the Trust Interests, Members shall take any action required or permitted only at a meeting of Members duly called and noticed, and shall not be entitled to take any action by written consent.

Section 9.15    Return on Capital Contribution. Except as otherwise provided in Article 14, no Member shall demand a return on or of its Capital Contributions.

Section 9.16     Member Compensation. No Member shall receive any interest, salary or draw with respect to its Capital Contributions or its Capital Account or for services rendered on behalf of the Company, or otherwise, in its capacity as a Member, except as otherwise provided in this Agreement or in the Management Services Agreement.

Section 9.17     Member Liability. Except as required by the Act, no Member shall be liable under a judgment, decree or order of a court, or in any other manner, for the Debts or any other obligations or liabilities of the Company. A Member shall be liable only to make its Capital Contributions and shall not be required to restore a deficit balance in its Capital Account or to lend any funds to the Company or, after its Capital Contributions have been made, to make any additional contributions, assessments or payments to the Company; provided, however, that a Member may be required to repay any distribution made to it in contravention of Section 5.3 or Sections 18-607 or 18-804 of the Act. The Manager shall not have any personal liability for the repayment of any Capital Contributions of any Member.

ARTICLE 10

MEMBER VOTE REQUIRED IN CONNECTION WITH

CERTAIN BUSINESS COMBINATIONS OR TRANSACTIONS

Section 10.1    Vote Generally Required. Except as provided in Sections 2.3 and 2.4 and subject to the provisions of Section 10.2, the Company shall not (a) merge or consolidate with or into any limited liability company, corporation, statutory trust, business trust or association, real estate investment trust, common-law trust or any other unincorporated business, including a partnership, or (b) sell, lease or exchange all or substantially all of its Property and assets, unless the Board of Directors shall adopt a resolution, by the affirmative vote of at least a majority of the Entire Board of Directors, approving such action and unless such action shall, subject to any applicable Trust Interest Designation, be approved by the affirmative vote of the holders of a majority of each class of LLC Interests, in each case, Outstanding and entitled to vote thereon. The notice of the meeting at which such resolution is to be considered will so state.

Section 10.2    Vote for Business Combinations. The affirmative vote of the holders of record of at least sixty-six and two-thirds percent (66 2/3%) of each class of LLC Interests then Outstanding and entitled to vote (excluding LLC Interests Beneficially Owned by the Interested Shareholder or any Affiliate or Associate of the Interested Shareholder) shall, subject to any applicable Trust Interest Designation, be required to approve any Business Combination. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by applicable law or in any agreement with any securities exchange or otherwise.

Section 10.3    Power of Continuing Directors. The Continuing Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article 10, including, without limitation, (a) whether a Person is an Interested Shareholder, (b) the number of Trust Interests of the Company beneficially owned by any Person, (c) whether a Person is an Affiliate or Associate of another, and (d) the Fair Market Value of the equity securities of the Company or any Subsidiary thereof, and the good faith determination of the Continuing Directors on such matters shall be conclusive and binding for all the purposes of this Article 10.

Section 10.4    No Effect on Fiduciary Obligations. Nothing contained in this Article shall be construed to relieve the directors of the Board of Directors or an Interested Shareholder from any fiduciary obligation imposed by applicable law.

ARTICLE 11

BOOKS AND RECORDS

Section 11.1     Books and Records; Inspection by Members.

(a)    The Company, other than as provided in the Management Services Agreement, shall keep or shall cause to be kept at its principal executive office books and records of the Company’s business reasonably deemed appropriate by the Company including all books and records necessary or essential to provide to the Members any information, lists and copies of documents required to be provided by Section 18-305 of the Act or by other applicable law. Any books and records maintained by or on behalf of the Company in the regular course of business, including (without limitation) the records of the Members, books of account and records of Company proceedings, may be maintained in other than paper form, including on, by means of, or in the form of any information storage device, including on one or more electronic networks or databases (including one or more distributed electronic networks or databases), if such form is capable of conversion into paper form within a reasonable time.

(b)    The Secretary shall make, at least ten (10) days before every meeting of Trust Members, a complete list of the Trust Members entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Trust Member and the number of Trust Interests registered in the name of each Trust Member. Such list shall be open to the examination of any Trust Member, for any proper purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network; provided, that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Company. In the event that the Company determines to make the list available on an electronic network or database pursuant to Section 11.1(a), the Company may take reasonable steps to ensure that such information is available only to Members. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Member who is present.

(c)    Any Member or Beneficial Owner, in person or by attorney or other agent, shall, upon reasonable written demand stating the purpose thereof, have the right during the usual business hours for any proper purpose to inspect, and to make copies and extracts from, the Register, a list of the Members, and the Company’s other books and records; provided, that a Member or Beneficial Owner shall be entitled to inspect or to make copies and extracts from only such books and records that are necessary and essential to the Member’s or Beneficial Owner’s proper purpose; and provided, further, that, as of the date of the making of the demand, inspection of such books and records would not constitute a breach of any confidentiality agreement. In every instance where a person purports to be a Beneficial Owner of LLC Interests but who is not the holder of record as identified on the Register, the demand shall state such Person’s status as a Beneficial Owner of LLC Interests, be accompanied by documentary evidence of beneficial ownership of LLC Interests, and state that such documentary evidence is a true and correct copy of what it purports to be. A proper purpose shall mean a purpose reasonably related to such Person’s interest as a Member or Beneficial Owner of LLC Interests.

Section 11.2     Reports.

(a)    In General. The Chief Financial Officer of the Company shall be responsible for causing the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company’s accountants.

(b)    Periodic and Other Reports. The Company shall cause to be delivered to each Member the financial statements listed in clauses (i) and (ii) below, prepared in each case (other than with respect to Members’ Capital Accounts, which shall be prepared in accordance with this Agreement) in accordance with GAAP consistently applied (and, if required by any Member or its controlled Affiliates for purposes of reporting thereunder, Regulation S-X of the Exchange Act). The monthly and quarterly financial statements referred to in clause (ii) below may be subject to normal year-end audit adjustments.

(i)    As soon as practicable following the end of each Fiscal Year (and in any event not later than the date on which the Rules and Regulations provide) and at such time as distributions are made to the Members pursuant to Article 14 following the occurrence of a Dissolution Event, a balance sheet of the Company as of the end of such Fiscal Year and the related statements of operations, Members’ Capital Accounts and changes therein, and cash flows for such Fiscal Year, together with appropriate notes to such financial statements and supporting schedules, all of which shall be audited and certified by the Company’s accountants, and in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year end (in the case of the balance sheet) and the two (2) immediately preceding Fiscal Years (in the case of the statements); and

(ii)    As soon as practicable following the end of each of the first three Fiscal Quarters of each Fiscal Year (and in any event not later than the date on which the Rules and Regulations require), a balance sheet of the Company as of the end of such Fiscal Quarter and the related statements of operations and cash flows for such Fiscal Quarter and for the Fiscal Year to date, in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the prior Fiscal Year’s Fiscal Quarter and the interim period corresponding to the Fiscal Quarter and the interim period just completed.

The quarterly statements described in clause (ii) above shall be accompanied by such written certifications as the Rules and Regulations require.

Section 11.3     Preparation of Tax Returns. The Company shall arrange for the preparation and timely filing of all returns of Company income, gains, deductions, losses and other items required of the Company for U.S. federal and state income tax purposes. The classification, realization and recognition of income, gains, deductions, losses and other items shall be on the accrual method of accounting for U.S. federal income tax purposes. The taxable year of the Company shall be the calendar year.

Section 11.4     Tax Elections.

(a)    The Board of Directors shall, without any further consent of the Members being required (except as specifically required herein), make (i) the election to adjust the basis of Property pursuant to Code Sections 754, 734(b) and 743(b), or comparable provisions of state, local or foreign law, in connection with Transfers of LLC Interests and Company distributions; and (ii) any and all other elections for U.S. federal, state, local and foreign tax purposes, including, without limitation, any election, if permitted by applicable law: (x) to extend the statute of limitations for assessment of tax deficiencies against the Members with respect to adjustments to the Company’s U.S. federal, state, local or foreign tax returns; (y) to the extent provided in Code Sections 6221 through 6231 (as in effect prior to amendment by the Bipartisan Budget Act of 2015, P.L. 114-74 (“BBA”)) and Code Sections 6221 through 6235 (following the effective date of the BBA) and similar provisions of U.S. federal, state, local or foreign law, to represent the Company and the Members before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Members in their capacities as Members, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Members with respect to such tax matters or otherwise affect the rights of the Company and the Members; and (z) following the effective date of the BBA, to make all decisions and elections which in their sole discretion will allocate audit adjustments among the Members in an equitable and practicable manner, including the payment and/or allocation of taxes resulting from such audit adjustments. The Manager is specifically authorized to act as the “tax matters partner” (as defined in Code Section 6231(a)(7) prior to amendment by the BBA) and Ryan J. Faulkingham is designated as “partnership representative” (as referenced in Code Section 6223(a) following amendment by the BBA) (both such roles referred to herein as “Tax Matters Member”) under the Code and in any similar capacity under state or local law.

(b)    In circumstances where the Trust has been dissolved, the Board of Directors may, by the affirmative vote of at least a majority of the Entire Board of Directors, and without any further consent of the Members being required, cause the Company to elect to be treated as a corporation for U.S. federal income tax purposes; provided, however, that such action shall be taken only if the effective date for such election is no earlier than the date on which the Trust has been dissolved pursuant to Section 9.4 of the Trust Agreement.

Section 11.5     Tax Information. Necessary tax information shall be delivered to each Member as soon as practicable after the end of the Fiscal Year of the Company but not later than February 15.

ARTICLE 12

AMENDMENTS

The Board of Directors is authorized to amend the terms of this Agreement by resolution adopted by the affirmative vote of a majority of the Entire Board of Directors; provided, however, that, (A) subject to Section 3.1(a)(ii), Sections 1.3, 2.4, 2.5, 3.1(a), 5.1, 8.6, 14.1(i) or (ii), Article 10 and this Article 12 may not be amended without the affirmative vote of Trust Members holding a majority of the Voting Trust Interests present in person or represented by proxy at a meeting of Trust Members, and (B) Sections 5.1, 5.2, 6.1, 6.4 (excluding provisions relating to classification of the Board of Directors), 6.5 (solely with respect to the provision relating to an Appointed Director), 6.6 (solely with respect to the Allocation Member’s right to remove an Appointed Director), 6.8 (solely with respect to the provision relating to an Appointed Director), 6.9 (solely with respect to the provision relating to the initial Chairman), 6.12 (solely with respect to the Chief Executive Officer’s right to call special meetings of the Board of Directors), 6.17, 6.22, 6.23, Article 10 and this Article 12, and any other amendment that would adversely affect the rights of the Allocation Member may not be amended without the prior written consent of the Allocation Member. Notwithstanding anything to the contrary contained in this Agreement, including in the preceding sentence, the Board of Directors is authorized by resolution adopted by the affirmative vote of a majority of the Entire Board of Directors to (x) amend, modify or supplement this Agreement to correct any administrative or ministerial error or omission contained in this Agreement or to clarify, or to correct any error in, the calculation of the Profit Distribution Amount consistent with the intent of the Company and the Allocation Member, as determined by the Board of Directors and the Allocation Member in

their sole discretion, (y) without limiting the generality of the foregoing provisions of this Article 12, amend, modify or supplement the provisions of Section 6.18 (relating to committees of the Board) from time to time, and (z) in the event the Trust is converted to, or the Trust is merged into or all of the Trust’s assets are conveyed to, a corporation pursuant to Section 7.1(b) of the Trust Agreement, without further approval of the Trust Members but subject to the prior written consent of the Allocation Member if the rights of the Allocation Member would be adversely affected, amend, modify or supplement this Agreement as the Board of Directors determines is necessary or appropriate to reflect such conversion, merger or conveyance.

ARTICLE 13

TRANSFERS; MONTHLY ALLOCATIONS

Profits, Losses, each item thereof and all other items attributable to LLC Interests for any Allocation Year shall, for U.S. federal income tax purposes, be allocated as permitted or required by Code Section 706 and the Regulations or rulings promulgated thereunder. All distributions having a record date on or before the date of a Transfer of LLC Interests shall be made to the transferor, and all distributions having a record date thereafter shall be made to the transferee.

ARTICLE 14

DISSOLUTION AND WINDING UP

Section 14.1     Dissolution Events. The Company shall dissolve and shall commence winding up upon the first to occur of any of the following (each a “Dissolution Event”):

(i)    the Board of Directors adopts a resolution, by the affirmative vote of at least a majority of the Entire Board of Directors, approving the dissolution, winding up and liquidation of the Company and such action has been approved by the affirmative vote of the holders of a majority of the Outstanding Voting Trust Interests;

(ii)    the unanimous vote of the Trust Members entitled to vote to dissolve, wind up and liquidate the Company;

(iii)    the entry of a decree of judicial dissolution under Section 18-802 of the Act; or

(iv)    upon the termination of the legal existence of the last remaining Member or the occurrence of any other event that terminates the continued membership of the last remaining Member unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act.

The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.

Section 14.2     Winding Up. Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members, and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs; provided, however, that all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Members until such time as the Property has been distributed pursuant to this Section 14.2 and the Certificate has been canceled pursuant to the Act. The Liquidator shall be responsible for overseeing the winding up of the Company, which winding up shall be completed no later than ninety (90) days after the later of the occurrence of the Dissolution Event. The Liquidator shall take full account of the Company’s liabilities and Property and shall cause the Property or the proceeds from the sale thereof (as determined pursuant to Section 14.9), to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order:

(a)    First, to creditors (including the Manager and the Members who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company’s Debts and other liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for distributions to Members under Section 18-601 or 18-604 of the Act;

(b)    Second, except as provided in this Agreement, to Members and former Members of the Company in satisfaction of liabilities for distributions under Section 18-601 or 18-604 of the Act; and

(c)    The balance, if any, to the Members, subject to any applicable Trust Interest Designation, in accordance with the positive balance in their Capital Accounts, after giving effect to all contributions, distributions and allocations for all periods.

Notwithstanding Section 14.9, no Member or Manager shall receive additional compensation for any services performed pursuant to this Article 14.

Section 14.3     Compliance with Certain Requirements of Regulations; Deficit Capital Accounts. In the event the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article 14 to the Members who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all Allocation Years, including the Allocation Year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Members pursuant to this Article 14 may be:

(a)    Distributed to a trust established for the benefit of the Members for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent, conditional or unmatured liabilities or obligations of the Company; the assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to Section 14.2; or

(b)    Withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company; provided, however, that such withheld amounts shall be distributed to the Members as soon as practicable.

Section 14.4    [Reserved].

Section 14.5     Rights of Members. Except as otherwise provided in this Agreement, each Member shall look solely to the Property of the Company for the return of its Capital Contribution and has no right or power to demand or receive Property other than cash from the Company. If the assets of the Company remaining after payment or discharge of the debts or liabilities of the Company are insufficient to return such Capital Contribution, the Members shall have no recourse against the Company or any other Member or the Manager.

Section 14.6    Notice of Dissolution/Termination.

(a)    In the event a Dissolution Event occurs or an event occurs that would, but for the provisions of Section 14.1, result in a dissolution of the Company, the Board of Directors shall, within thirty (30) days thereafter, provide written notice thereof to each of the Members and to all other parties with whom the Company regularly conducts business (as determined in the discretion of the Board of Directors) and shall publish notice thereof in a newspaper of general circulation in each place in which the Company regularly conducts business (as determined in the discretion of the Board of Directors).

(b)    Upon completion of the distribution of the Company’s Property as provided in this Article 14, the Board of Directors shall cause the filing of the Certificate of Cancellation pursuant to Section 18-203 of the Act and shall take all such other actions as may be necessary to terminate the Company.

Section 14.7    Allocations During Period of Liquidation. During the period commencing on the first day of the Fiscal Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Members pursuant to Section 14.2 (the “Liquidation Period”), the Members shall continue to share Profits, Losses, gain, loss and other items of Company income, gain, loss or deduction in the manner provided in Article 4.

Section 14.8    Character of Liquidating Distributions. All payments made in liquidation of the interest of a Member in the Company shall be made in exchange for the interest of such Member in Property pursuant to Section 736(b)(1) of the Code, including the interest of such Member in Company goodwill.

Section 14.9     The Liquidator.

(a)    Fees. Subject to Section 14.2, the Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Article 14 and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services.

(b)    Indemnification. The Company shall indemnify, hold harmless and pay all judgments and claims against the Liquidator or any officers, directors, agents or employees of the Liquidator relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Liquidator or any officers, directors, agents or employees of the Liquidator in connection with the liquidation of the Company, including reasonable attorneys’ fees incurred by the Liquidator, officer, director, agent or employee in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, except to the extent such liability or damage is caused by the fraud or intentional misconduct of, or a knowing violation of the laws by, the Liquidator which was material to the cause of action.

Section 14.10     Form of Liquidating Distributions. For purposes of making distributions required by Section 14.2, the Liquidator may determine whether to distribute all or any portion of the Property in kind or to sell all or any portion of the Property and distribute the proceeds therefrom.

ARTICLE 15

MISCELLANEOUS

Section 15.1     Notices. Subject to Sections 6.11, 6.13, 9.5 and 9.8, any notice, payment, demand or communication required or permitted to be given by any provision of this Agreement shall be in writing and delivered personally, or, when the same is actually received, if sent either by registered or certified mail, postage and charges prepaid, or by facsimile, if such facsimile is followed by a hard copy of the facsimile communication sent promptly thereafter by registered or certified mail, postage and charges prepaid, addressed as follows, or to such other address as such Person may from time to time specify by notice to the Members and the Manager:

(a)	If to the Company:

301 Riverside Avenue,

Second Floor

Westport CT 06880

Attention: Elias J. Sabo

Facsimile No.: (203) 221-8253

(b)	If to the Allocation Members:

301 Riverside Avenue,

Second Floor

Westport CT 06880

Attention: Elias J. Sabo

Facsimile No.: (203) 221-8253

(c)	If to the Trust Members:

301 Riverside Avenue,

Second Floor

Westport CT 06880

Attention: Elias J. Sabo

Facsimile No.: (203) 221-8253

(d)	If to the Manager:

301 Riverside Avenue,

Second Floor

Westport CT 06880

Attention: Elias J. Sabo

Facsimile No.: (203) 221-8253

Section 15.2     Binding Effect. Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective successors, transferees and assigns.

Section 15.3     Construction. It is the intent of the parties hereto that every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member.

Section 15.4     Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall not be included, but the time shall begin to run on the next succeeding day. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or any other day on which banks in The City of New York are required or authorized by law or executive order to close, in which event the period shall run until the end of the next day which is not a Saturday, Sunday or any other day on which banks in The City of New York are required or authorized by law or executive order to close.

Section 15.5     Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

Section 15.6     Severability. Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. The preceding sentence of this Section 15.6 shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any Member to lose the material benefit of its economic bargain.

Section 15.7     Incorporation by Reference. Every exhibit, schedule and other appendix attached to this Agreement and referred to herein is not incorporated in this Agreement by reference unless this Agreement expressly otherwise provides.

Section 15.8     Variation of Terms. All terms and any variations thereof shall be deemed to refer to masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.

Section 15.9     Governing Law; Jurisdiction and Venue.

(a)    The laws of the State of Delaware shall govern this Agreement, including the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties arising hereunder.

(b)    Each Party hereto and each Person acquiring an LLC Interest or Common Share or that otherwise has the right to enforce the provisions of this Agreement or is otherwise bound by this Agreement, from time to time, to the fullest extent permitted by law, (i) irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to the Company, the Act, this Agreement or asserting a claim governed by the internal affairs (or similar) doctrine (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of this Agreement, or (B) the duties (including fiduciary duties), obligations or liabilities of the Company, the Board or the officers of the Company to the Trust, the Members or the holders of Trust Shares, or of the Board or the officers of the Company to the Company, or (C) the rights or powers of, or restrictions on, the Company, the Board, the officers of the Company or the Members, or (D) any provision of the Act or other laws of the State of Delaware pertaining to limited liability companies, or (E) any other instrument, document, agreement or certificate contemplated by any provision of the Act or this Agreement relating in any way to the Company (regardless, in each case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper, (iv) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof, provided, nothing in clause (iv) hereof shall affect or limit any right to serve process in any other manner permitted by law, and (v) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding. This provision will not apply to claims arising under the Securities Act. Any Person purchasing or otherwise acquiring any interest in the LLC Interests shall be deemed to have notice of and consented to the provisions of this Section 15.9(b).

(c)    Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any Person purchasing or otherwise acquiring any interest in the LLC Interests or Trust Shares shall be deemed to have notice of and consented to the provisions of this Section 15.9(c).

SECTION 15.10     WAIVER OF JURY TRIAL. EACH OF THE MEMBERS IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY AND ALL RIGHTS TO IMMUNITY BY SOVEREIGNTY OR OTHERWISE IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 15.11     Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

Section 15.12     Specific Performance. Each Member agrees with the other Members that the other Members would be irreparably damaged if any of the provisions of this Agreement were not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the nonbreaching Members may be entitled, at law or in equity, the nonbreaching Members shall be entitled to seek injunctive relief to prevent breaches of the provisions of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction thereof.

— Signature page follows —

IN WITNESS WHEREOF, the Members have executed and entered into this Sixth Amended and Restated Operating Agreement of the Company as of the day first above set forth.

COMPASS DIVERSIFIED HOLDINGS

By:	/s/ Ryan J. Faulkingham
Name:	Ryan J. Faulkingham
Title:	Regular Trustee

SOSTRATUS LLC

By:	Elias J. Sabo
Name:	Elias J. Sabo
Title:	Manager

EXHIBIT A

SPECIMEN LLC INTEREST CERTIFICATE

COMPASS GROUP DIVERSIFIED HOLDINGS LLC INTEREST

                    * This Certifies that                     is the owner of             Trust Interests or         Allocation Interests of Compass Group Diversified Holdings LLC, a Delaware limited liability company (the “Company”), with such rights and privileges as are set forth in the Sixth Amended and Restated Operating Agreement of the Company dated as of August 3, 2021 (the “Agreement”), as it may be amended from time to time.

THE LLC INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE (THE “STATE ACTS”) OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE LLC INTERESTS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, BY AN STATE SECURITIES COMMISSION OR BY ANY OTHER REGULATORY AUTHORITY OF ANY OTHER JURISDICTION. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE LLC INTERESTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TRANSFER RESTRICTIONS CONTAINED IN THE AGREEMENT. EVERY HOLDER OF THIS CERTIFICATE, BY HOLDING AND RECEIVING THE SAME, AGREES WITH THE COMPANY TO BE BOUND BY THE TERMS OF THE AGREEMENT. THE AGREEMENT WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON REQUEST WITHOUT CHARGE.

                     In Witness Whereof, said Company has caused this Certificate to be signed by its Chief Executive Officer this      day of             , A.D.         .

                                 ,